UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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MB Financial, Inc.

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800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562

March 6, 2009

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of MB Financial, Inc. (the “Company”), I cordially invite you to attend the Company’s Annual Meeting of Stockholders.  The meeting will be held at 8:30 a.m., local time, on Wednesday, April 22, 2009 at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois.

At the meeting, stockholders will vote on (i) the election of four directors of the Company, (ii) the approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements, (iii) an advisory (non-binding) vote on executive compensation, and (iv) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.  The Board of Directors recommends that you vote FOR the election of each of the director nominees named in the accompanying proxy statement and FOR the approval of each of the other proposals.

This year we are using a Securities and Exchange Commission rule to furnish our proxy statement, 2008 Annual Report on Form 10-K and proxy card over the internet to stockholders.  This means that most stockholders will not receive paper copies of these documents as in prior years.  Instead, these stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet.  This rule allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting.  If you received only the notice and would like to receive a copy of the printed materials, the notice contains instructions on how you can request copies of these documents.

I encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then vote by submitting your proxy as promptly as possible.  Voting as early as possible will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

Mitchell Feiger
President and Chief Executive Officer

800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 22, 2009

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of MB Financial, Inc. (the “Company”) will be held at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois at 8:30 a.m., local time, on Wednesday, April 22, 2009.

The Meeting is for the purpose of considering and acting upon:

    1.  the election of four directors of the Company;

    2.  the approval of a proposed amendment of the Company's charter to lower certain supermajority vote requirements;

    3.  an advisory (non-binding) vote on executive compensation;

    4.  the ratification of the appointment of McGladrey & Pullen LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

    5.  such other matters as may properly come before the Meeting, or any adjournments or postponements of the Meeting.

The Board of Directors is not aware of any other business to properly come before the Meeting.  The Board of Directors recommends a vote FOR the election of each of the director nominees named in the accompanying proxy statement, FOR the approval of the proposed amendment of the Company’s charter, FOR the advisory vote on executive compensation and FOR the ratification of the appointment of McGladrey & Pullen, LLP.

Stockholders of record at the close of business on February 25, 2009 are the stockholders entitled to vote at the Meeting and any adjournments or postponements of the Meeting.  Stockholders may vote in person at the Meeting or by proxy.  Note, however, that if you hold your shares in street name through a bank, broker or other nominee and wish to vote your shares in person at the Meeting, then you must obtain a legal proxy from the holder of record authorizing you to do so by contacting your bank, broker or other nominee.  The Company reserves the right to limit admission to the Meeting to stockholders of record and persons holding shares in street name who provide appropriate documentation of beneficial ownership, such as a recent brokerage account statement.

By Order of the Board of Directors
Mitchell Feiger
President and Chief Executive Officer

Chicago, Illinois
March 6, 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.

PROXY STATEMENT

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
___________________

ANNUAL MEETING OF STOCKHOLDERS
April 22, 2009

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of MB Financial, Inc., a Maryland corporation (the “Company,” “we,” “us,” “our”), of proxies to be used at our Annual Meeting of Stockholders (the “Meeting”) to be held at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois at 8:30 a.m., local time, on Wednesday, April 22, 2009, and all adjournments and postponements of the Meeting.

The accompanying Notice of Annual Meeting and proxy and this Proxy Statement are first being provided to stockholders on or about March 11, 2009.

At the Meeting, our stockholders will be asked to consider and vote upon (i) the election of four directors of the Company, each for a three-year term, (ii) the approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements, (iii) an advisory vote on executive compensation and (iv) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Certain information in this Proxy Statement relates to our bank subsidiary, MB Financial Bank, National Association (the “Bank”).

We have decided to use the Notice and Access rule adopted by the Securities and Exchange Commission to provide access to our proxy materials over the internet instead of mailing a printed copy of the proxy materials to each stockholder. As a result, on or about March 6, 2009, we mailed to most stockholders only a “Notice of Internet Availability of Proxy Materials” that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

Vote Required and Proxy Information

All shares of the common stock, par value $.01 per share (“Common Stock”) represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions on such proxies.  If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named in this Proxy Statement, for the approval of the proposed amendment of the Company’s charter, for the advisory vote on executive compensation and for the ratification of the appointment of McGladrey & Pullen LLP.  If any other matters properly come before the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.  We are not aware of any other matters to properly come before the meeting.

Directors will be elected by a plurality of the votes cast.  Approval of the proposed amendment of the Company’s charter requires the affirmative vote of the holders of at least 80% of the shares of Common Stock outstanding as of the voting record date.  Approval of the advisory vote on executive compensation and ratification of the appointment of McGladrey & Pullen LLP requires the affirmative vote of a majority of the votes cast on the matter.  In the election of directors, stockholders may vote “FOR” all nominees for election or withhold their votes from any one or more nominees for election.  Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast.  For the approval of the proposed amendment of the Company’s charter, the advisory vote on executive compensation and the ratification of the appointment of McGladrey & Pullen LLP, stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to these matters.  Proxies marked to abstain and broker non-votes will not be counted as votes cast on these matters and will have the effect of votes against the proposed amendment of the Company’s charter and no effect on the advisory vote on executive compensation or the ratification of the appointment of McGladrey & Pullen LLP.  The holders of a majority of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).  Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, MB Financial, Inc., 6111 North River Road, Rosemont, Illinois 60018.  If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

Voting Securities and Certain Holders Thereof

Only stockholders of record as of the close of business on February 25, 2009 will be entitled to notice of and to vote at the Meeting.  Each stockholder is entitled to one vote for each share of Common Stock held as of the record date, provided, however, that pursuant to Section F of Article 5 of the Company’s charter, no stockholder who beneficially owns more than 14.9% of the shares of Common Stock outstanding as of that date may vote shares in excess of this limit.  As of that date, 34,934,157 shares of Common Stock were issued and outstanding.  We have no other securities outstanding whose holders are entitled to vote at the Meeting.

The following table sets forth, as of February 25, 2009, certain information as to the beneficial ownership of Common Stock by:  (i) those persons or entities known by us to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for election as director; (iii) each named executive officer, as defined below under “Executive Compensation – Compensation Discussion and Analysis”; and (iv) all directors and executive officers as a group.  Except as indicated otherwise, the address for each person listed below is: c/o MB Financial, Inc., 6111 North River Road, Rosemont, Illinois 60018.  An asterisk denotes beneficial ownership of less than one percent.

	Amount and
	Nature of
Name of	Beneficial	Percent
Beneficial Owner	Ownership (1)	of Class

Dimensional Fund Advisors LP	2,513,049(2)	7.22
1299 Ocean Avenue
Santa Monica, California 90401

Columbia Wanger Asset Management, L.P.	3,151,125(3)	9.06
227 West Monroe Street Suite 3000
Chicago, IL 60606

David P. Bolger	24,754	*
Director

Robert S. Engelman, Jr.	104,428	*
Director

Mitchell Feiger	634,041	1.81
Director and President and Chief
Executive Officer of the Company

Charles J. Gries	21,892	*
Director

James N. Hallene	54,309	*
Vice Chairman

	Amount and
	Nature of
Name of	Beneficial	Percent
Beneficial Owner	Ownership (1)	of Class

Thomas H. Harvey	555,316	1.60
Chairman of the Board

Patrick Henry	946,204	2.72
Director

Richard J. Holmstrom	97,403	*
Director

Karen J. May	16,300	*
Director

Ronald D. Santo	222,309	*
Director and Former Vice President of the
Company; and Chairman and Former Group
President of the Bank

Thomas D. Panos	130,242	*
President and Chief Commercial Banking
Officer of the Bank

Burton J. Field	150,940	*
Vice President of the Company and President of
Lease Banking of the Bank

Jill E. York	73,761	*
Vice President and Chief Financial Officer of the
Company; Executive Vice President and Chief
Financial Officer of the Bank

Thomas P. FitzGibbon	90,745	*
Executive Vice President, and President of MB
Financial Community Development Corporation

Directors and executive officers as a group	3,273,173	9.23
(18 persons)
________
(1)
With respect to the directors and executive officers, includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers.  Also reflects the holdings of shares of certain of the executive officers through their accounts under our 401(k) profit sharing plan and the holdings of directors and executive officers of units of the Company Common Stock fund pursuant to our stock deferred compensation plan.  In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of February 25, 2009, as follows:  Mr. Bolger – 18,093 shares; Mr. Feiger – 226,741 shares; Mr. Gries – 2,550 shares; Mr. Hallene – 39,304 shares; Mr. Henry – 13,142 shares; Mr. Holmstrom – 35,513 shares; Ms. May – 10,632 shares; Mr. Santo – 118,143 shares; Mr. Panos – 45,704 shares; Ms. York – 48,868 shares; Mr. Field – 28,714; Mr. FitzGibbon – 26,858 and all directors and executive officers as a group – 659,604 shares.  Also includes 6,413 shares underlying director stock units held by Mr. Gries.

(2)
As reported by Dimensional Fund Advisors LP (“Dimensional”) in a Schedule 13G amendment filed with the SEC on February 9, 2009.  Dimensional reported having sole voting power over 2,433,273 shares and sole dispositive power over all 2,513,049 shares.

(3)
As reported by Columbia Wanger Asset Management, L.P. (“Columbia”) in a Schedule 13G filed with the SEC on February 5, 2009.  Columbia reported having sole voting power over 3,059,325 shares and sole dispositive power over all 3,151,125 shares.

PROPOSAL I.  ELECTION OF DIRECTORS

      The Company’s Board of Directors currently consists of ten members.  The Board is divided into three classes, with approximately one-third of the directors serving in each class.  Directors are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information regarding our Board of Directors, including each director’s term of office. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has approved the nominees identified in the following table.  If a nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, may approve.  At this time, the Board of Directors knows of no reason why any nominee named in this Proxy Statement may be unable to serve, if elected.

		Position (s) Held	Director	Term of Class
Name	Age	in the Company	Since (1)	to Expire

NOMINEES

David P. Bolger	52	Director	2004	2012
Robert S. Engelman, Jr.	67	Director	1993	2012
Thomas H. Harvey	48	Chairman of the Board	1995	2012
Ronald D. Santo	66	Director	1990	2012

DIRECTORS WHOSE TERMS EXPIRE IN 2010 AND 2011

Mitchell Feiger	50	Director and President and Chief	1992	2010
		Executive Officer of the Company
James N. Hallene	48	Vice Chairman	2000	2010
Charles J. Gries	63	Director	2006	2010

Patrick Henry	69	Director	1981	2011
Richard J. Holmstrom	51	Director	1998	2011
Karen J. May	51	Director	2004	2011

__________

(1)
Includes service with the Company’s predecessors prior to the November 6, 2001 merger of equals (the “MB-MidCity Merger”) between MB Financial, Inc., a Delaware corporation (“Old MB Financial”), and MidCity Financial Corporation, a Delaware corporation (“MidCity Financial”), which resulted in the Company in its present legal form.

The business experience for at least the past five years of each nominee and standing member of the Board of Directors is set forth below.

Nominees

David P. Bolger.  Mr. Bolger is Chief Operating Officer of Chicago 2016, the effort to bring the 2016 Olympic and Paralympic Games to Chicago.  Prior to assuming that role, he was Executive Vice President and Chief Financial Officer of Aon Corporation, a position he held since early 2003.  Prior to joining Aon, Mr. Bolger worked for 21 years at Bank One Corporation and its predecessor companies, serving in various roles including President of American National Bank & Trust Company of Chicago.  Mr. Bolger serves as Chairman of the Board of Lincoln Park Zoo, and as a director of The Chicago History Museum and Merit School of Music, all of Chicago.  Mr. Bolger also serves on the Alumni Advisory Board of Northwestern University’s J. L. Kellogg School of Management and on the Dean’s Advisory Council of Marquette University’s College of Business Administration.

Robert S. Engelman, Jr.  Mr. Engelman served as Chairman of the Board of Old MB Financial prior to the MB-MidCity Merger. He joined Old MB Financial (then known as Avondale Financial Corp.) in January 1993 as President, Chief Executive Officer and a director and served as President and Chief Executive Officer until the completion of the merger of Coal City Corporation into Old MB Financial in February 1999.  Prior to joining Old MB Financial, Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois.  Mr. Engelman is a board member of Golub & Company, an international real estate development and investment company.

Thomas H. Harvey.  Mr. Harvey was appointed Chairman of the Board of Directors of the Company effective December 31, 2006.  Mr. Harvey is Chief Executive Officer of the ClimateWorks Foundation, a California philanthropy.  From January 2002 to April 2008, Mr. Harvey served as the Environment Program Director of the William and Flora Hewlett Foundation.  From January 1991 to January 2002, Mr. Harvey served as President of Energy Foundation.

Ronald D. Santo.  Mr. Santo is Chairman of the Bank, and, prior to his retirement in September 2008, also served as Group President of the Bank and Vice President of the Company.  Prior to the MB-MidCity Merger, Mr. Santo served as Executive Vice President and Secretary of MidCity Financial since 1998 and 1981, respectively, and as President and a director of The Mid-City National Bank of Chicago, a subsidiary of MidCity Financial, since 1998 and 1988, respectively.  In addition, prior to the MB-MidCity Merger, Mr. Santo served as Chief Executive Officer and a director of First National Bank of Elmhurst, a subsidiary of MidCity Financial, since 1986, and Vice Chairman of the Board of First National Bank of Elmhurst since 1993.

Standing Board Members

Mitchell Feiger.  Mr. Feiger is President and Chief Executive Officer of the Company, positions he held with Old MB Financial from February 1999 until completion of the MB-MidCity Merger.  Mr. Feiger also serves as a director of the Bank.  Mr. Feiger began his career with Touche Ross & Company in 1982, and then in 1984 joined Affiliated Banc Group, a bank holding company which was sold in 1987, where he worked in various capacities until eventually becoming Executive Vice President of Affiliated Banc Group.  Mr. Feiger served as President and a director of Coal City Corporation, which was merged into Old MB Financial (known prior to that merger as Avondale Financial Corp.) in February 1999, from 1992 until the completion of that merger.  He also served as Chief Executive Officer of Coal City Corporation from October 1998 until completion of its merger into Old MB Financial.  Mr. Feiger currently serves as a director of Calamos Asset Management, Inc.

James N. Hallene.  Mr. Hallene founded Capital Concepts, LLC, a Chicago-based private equity investment firm, in 1998 and currently serves as its principal.  He is also a partner with CapX Partners, an equipment leasing fund and a licensee of the Small Business Administration’s Small Business Investment Company Program.  Before Capital Concepts, he co-founded and later sold the data consolidation company, MaxMiles.  For 15 years he was employed at American National Bank, a subsidiary of Bank One Corporation, where he oversaw credit, cash management and technology-business units during his tenure.  Mr. Hallene sits on the boards of Uniparts Olsen, Resource Land Holdings, and VSA Partners.

Charles J. Gries.  Mr. Gries founded Charles J. Gries & Company, LLP, a public accounting firm, in 1983 and currently serves as the managing partner.  From 1968 to 1983, Mr. Gries has served in various capacities in a regional and national CPA firm through the partner level.  Prior to its acquisition by the Company on August 25, 2006, Mr. Gries served as a director of Oak Brook Bank since 1981, and as a director of First Oak Brook Bancshares, Inc. (“First Oak Brook”) since 2002.

Patrick Henry.  Mr. Henry has served as Chairman of the Board of Verado Energy, Inc., an independent oil and gas company, since 1987.  In addition to serving as a director of MidCity Financial from 1981 until completion of the MB-MidCity Merger, Mr. Henry served as a director of The Mid-City National Bank of Chicago from 1976 until the MB-MidCity Merger.

Richard J. Holmstrom.  Mr. Holmstrom has since 1994 been a partner in and is a co-founder of Menlo Equities LLC, a real estate investment and development company headquartered in Palo Alto, California.  Prior to co-founding Menlo Equities, Mr. Holmstrom was a partner at The Shidler Group, a private real estate investment company with offices across the United States.  Mr. Holmstrom is a member and past president of the Silicon Valley Chapter of the National Association of Industrial and Office Properties.  He is a co-founder and director of New Resource Bank based in San Francisco, California.  Mr. Holmstrom is a Trustee of the UC Berkeley Foundation, and a member of the Advisory Board of the UC Berkeley Haas School of Business.  Other outside board experience includes serving as a director of the Stanford Alumni Association, director of the Consortium for International Development, and director of the International Development Exchange.

Karen J. May.  Ms. May is Executive Vice President, Global Human Resources of Kraft Foods, Inc.  She joined Kraft Foods in October 2005.  Prior to that, Ms. May was Corporate Vice President, Human Resources, of Baxter International, Inc. and served in that capacity beginning in February 2001.  Ms. May joined Baxter in 1990 as Director, Corporate Audit.  Ms. May held various positions including Vice President/Controller of the U.S. Distribution Business and Vice President of International Finance.  In 1998, Ms. May was named Vice President of Global Planning and Staffing.  In 2000, Ms. May’s responsibilities expanded to include all global human resource functions including compensation, benefits, employee relations, development and employee services.  Prior to joining Baxter, Ms. May worked at PriceWaterhouseCoopers in the Atlanta, Chicago and New York offices.

Executive Officers Who Are Not Also Directors

Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company.

Burton J. Field.  Mr. Field, age 73, is President, Lease Banking of the Bank and Vice President of the Company.  Mr. Field also is a director of the Bank.  Prior to becoming President, Lease Banking in December 2005, Mr. Field was President of the Bank.  Mr. Field retired as a director of the Company effective December 31, 2005 pursuant to the Company’s mandatory director retirement policy.  Prior to the MB-MidCity Merger, Mr. Field served as President and Chief Executive Officer of Manufacturers Bank since 1983 and as a director of Manufacturers Bank since 1977.  Mr. Field has over 40 years of banking and finance experience, mainly in the areas of commercial lending and leasing.  Mr. Field joined Manufacturers Bank in 1970.

Thomas D. Panos.  Mr. Panos, age 53, is President and Chief Commercial Banking Officer and a director of the Bank.  Mr. Panos became President of the Bank in December 2005.  Prior to the MB-MidCity Merger, Mr. Panos served as Executive Vice President and Chief Commercial Banking Officer and a director of Manufacturers Bank since March 1996.  Mr. Panos served as Senior Vice President and Manager of Corporate Banking (in Illinois) for First Bank Systems from 1994 to 1996, and he served Boulevard Bank in various lending and management capacities since 1982.  Mr. Panos has over 30 years of banking experience.

Jill E. York.  Ms. York, age 45, is Vice President and Chief Financial Officer of the Company and Executive Vice President, Chief Financial Officer and a director of the Bank.  Prior to the MB-MidCity Merger, she served as Vice President and Chief Financial Officer of Old MB Financial since joining Old MB Financial in August 2000, and also served as Senior Vice President, Chief Financial Officer and a director of Manufacturers Bank.  Ms. York previously served as a partner with the public accounting firm of McGladrey & Pullen, LLP.  She was in public accounting for 15 years and is a member of the Illinois CPA Society.

Thomas P. FitzGibbon, Jr.  Mr. FitzGibbon, age 64, is Executive Vice President and a director of the Bank.  He also serves as President of MB Financial Community Development Corporation, a subsidiary of the Bank, and President of the MB Charitable Foundation.  Prior to the MB-MidCity Merger, he served as Senior Vice President and Chief Retail Banking Officer of Manufacturers Bank, holding the position of Chief Retail Banking Officer since May 2000 and the title of Senior Vice President since the merger of Manufacturers Bank with Avondale Federal Savings Bank in February 1999 in connection with the Coal City Merger.  Prior to the merger of Manufacturers Bank with Avondale Federal Savings Bank, Mr. FitzGibbon served as Vice President of Avondale Federal Savings Bank from the time of joining Avondale in 1995.  Mr. FitzGibbon served as Vice President of Comerica Bank-Illinois from 1990 to 1995 and Executive Vice President and Chief Lending Officer of Columbia First Bank, FSB, Arlington, Virginia, from 1985 to 1990.  Mr. FitzGibbon has been a principal officer in the banking industry since 1970.

Larry J. Kallembach.  Mr. Kallembach, age 52, is Executive Vice President and Chief Information Officer and a director of the Bank.  Prior to the MB-Mid City merger, Mr. Kallembach served as Senior Vice President of MidCity Financial and Chief Executive Officer of MidCity Information Services since 1998.  Prior to coming to MidCity Financial, he was Executive Vice President of Bank Illinois and served in various management positions with its predecessor organization, Champaign National Bank, since 1978.

Rosemarie Bouman.   Ms. Bouman, age 51, is Executive Vice President, Administration and a director of the Bank.  Ms. Bouman served in a variety of capacities for First Oak Brook and its subsidiary bank, Oak Brook Bank, from 1983 until our acquisition of First Oak Brook and Oak Brook Bank on August 25, 2006.  Her most recent positions were as Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Oak Brook and as Senior Executive Vice President of Oak Brook Bank. Ms. Bouman previously served as an auditor with Arthur Andersen & Co. from 1979 to 1983.

Susan Peterson.  Ms. Peterson, age 59, is Executive Vice President and Chief Retail Banking Officer and a director of the Bank.  Prior to our acquisition of First Oak Brook and Oak Brook Bank, Ms. Peterson served as Executive Vice President and Chief Retail Banking Officer of Oak Brook Bank since 2001, and prior to that served as Vice President and Head of Retail Banking of Oak Brook Bank since joining Oak Brook Bank in 1999.  Ms. Peterson previously served as Senior Vice President for First Midwest in 1998 to 1999 and Executive Vice President and Head of Retail Banking for Heritage Financial Services from 1987 to 1998.  She started her banking career with Oak Brook Bank in 1984.

Brian Wildman.  Mr. Wildman, age 46, is Executive Vice President, Head of Wealth Management and a director of the Bank.  Prior to joining the Company in 2003, he was First Vice President of Bank One and served in various management positions with its predecessor organization, American National Bank and Trust Company of Chicago, since 1988.  Mr. Wildman also serves as Vice Chairman of the Board of Trustees of Action International Ministries, Inc. and is a member of the Board of Trustees of Missionary Furlough Homes, Inc.

Director Independence

Our Board of Directors has determined that Directors Bolger, Gries, Hallene, Harvey, Henry, Holmstrom and May are “independent directors,” as that term is defined in Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market.

In making its determination that Directors Bolger, Henry and May are independent, the Board considered the transactions disclosed under “Certain Transactions” with respect to these directors or their family members or affiliated companies.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has standing Executive, Compliance and Audit, Organization and Compensation, and Nominating and Corporate Governance Committees.  During the year ended December 31, 2008, the Company’s Board of Directors met twelve times.  During 2008, no nominee or standing director of the Company attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member held during the period in which he or she served.

The table below shows current membership for each of the standing Board committees:

Executive Committee	Compliance and Audit Committee	Organization and Compensation Committee	Nominating and Corporate Governance Committee

Thomas H. Harvey *	Charles J. Gries *	Karen J. May *	James N. Hallene *
Robert S. Engelman, Jr.	David P. Bolger	James N. Hallene	Thomas H. Harvey
Mitchell Feiger	Richard J. Holmstrom	Richard J. Holmstrom	David P. Bolger
James N. Hallene
Patrick Henry
Richard J. Holmstrom

* Committee Chair

Executive Committee

The Company’s Executive Committee generally exercises the powers of the full Board of Directors between Board meetings.   During 2008, the Executive Committee did not meet.

Compliance and Audit Committee

      The Compliance and Audit Committee is appointed by the Company’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of our consolidated financial statements and the financial reporting processes,
•	the systems of internal accounting and financial controls,
•	compliance with legal and regulatory requirements and our policies,
•	the independent auditor’s qualifications and independence,
•	the performance of our internal audit function and independent auditors, and
•	any other areas of potential financial and compliance risks to us as may be specified by the Board.

        The Compliance and Audit Committee also is responsible for:

•	hiring, retaining and terminating our independent auditors and
•	monitoring our compliance program, loan review process, senior officer expense reimbursement policies.

The Compliance and Audit Committee operates under a formal written charter, a copy of which may be viewed on our website, www.mbfinancial.com, by clicking “Investor Relations”, “Corporate Governance” and then “Governance Documents”.  The current members of the Compliance and Audit Committee are “independent” as independence for audit committee members is defined in the NASDAQ Marketplace Rules.  Our Board of Directors has designated each of Mr. Gries and Mr. Bolger as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission.  The Audit Committee held ten meetings during fiscal 2008.

Organization and Compensation Committee

The Organization and Compensation Committee is responsible for the design and administration of our overall compensation program.  The Organization and Compensation Committee also is responsible for:

•	reviewing from time to time our compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

•
overseeing the evaluation of our senior management, and recommending to the Board the compensation for our executive officers.  This includes evaluating performance following the end of incentive periods and recommending to the Board specific awards for executive officers;

•	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

•	administering our Omnibus Incentive Plan and any other plans which the Board has determined should be administered by the Committee;

•	recommending to the Board the amount in total, as well as the terms, of all stock options and other awards under our Omnibus Incentive Plan to all employees and specific grants to executive officers;

•	recommending to the Board the aggregate amount of the our annual employer contributions under the 401(k) profit sharing plan and non qualified deferred compensation plan.

The charter of the Organization and Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee.  The charter does authorize the Organization and Compensation Committee to retain or terminate a compensation consultant to assist the committee in carrying out its responsibilities.  Pursuant to this authority, the Organization and Compensation Committee has, on a biannual basis, retained a consultant to conduct a review of compensation paid to our executive officers.   The mandate of the consultant most recently retained, Amalfi Consulting LLC (“Amalfi”), was to work for the Organization and Compensation Committee in its review of executive compensation practices, including competitiveness of pay levels, design issues, market trends and technical considerations.  In its review, conducted in the second quarter of 2008, Amalfi developed a peer group, accepted by the Organization and Compensation Committee, for the purpose of executive pay and performance benchmarking; reviewed our historical pay-for-performance relationship; benchmarked our target and actual compensation levels relative to competitive market data; reviewed executive perquisites and benefits relative to competitive market data; reviewed existing employment and change in control severance agreements relative to market; and compiled trends focusing primarily on long-term incentive design at peer companies.  Additional information regarding Amalfi’s review, including the companies comprising the most recently compiled peer group, is provided under “Executive Compensation—Compensation Discussion and Analysis.”  Pursuant to our Omnibus Incentive Plan, the Organization and Compensation Committee has delegated authority to designated members of our senior management group to grant equity awards to individuals below the executive officer level who are being recruited from other employers or who are existing employees as a means of encouraging them to remain with the Company and/or rewarding them for exceptional performance.  See “Executive Compensation - Compensation Discussion and Analysis – Long-Term Incentive.”

The Organization and Compensation Committee meets at least two times per year, and more often as needed.  A meeting is held in the first quarter to determine the extent to which annual incentive bonuses have been earned for the prior year, to review executive base salaries and short-term variable incentive award targets, to consider the amount of the annual 401(k) employer match, the amount of the annual profit sharing contribution and the amount of Company contributions to the non-qualified deferred compensation plan.  A meeting is also held generally late in the second quarter to consider the appropriate amount of annual long-term equity incentive grants for recommendation to the Board of Directors for its approval.  At least once per year, the Organization and Compensation Committee reviews a tally sheet for each member of our senior management team, which provide a breakdown of each component of compensation being paid to the executive (i.e., base salary, annual bonus incentive, long-term equity incentives, retirement benefits, perquisites, etc.). In setting the compensation of executive officers other than the Chief Executive Officer, the Organization and Compensation Committee considers the recommendations of the Chief Executive Officer.  For additional information, see “Executive Compensation—Compensation Discussion and Analysis.”

The Organization and Compensation Committee operates under a formal written charter, a copy of which is available on our website, at www.mbfinancial.com, by clicking “Investor Relations”, “Corporate Governance” and then “Governance Documents”. The members of the Organization and Compensation Committee are “independent directors,” as that term is defined in the NASDAQ Marketplace Rules.  During 2008, the Organization and Compensation Committee met six times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Company’s Board of Directors nominees for election to the Board.  The Nominating and Corporate Governance Committee is also responsible for:

•	recommending to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommending candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to our communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•
reviewing nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of our charter and bylaws.  Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommending to the Board committee assignments and committee chairs on all committees of the Board, and recommending committee members to fill vacancies on committees as necessary;

•	considering and making recommendations to the Board regarding matters related to our director retirement policy;

•	periodically evaluating emerging best practices with respect to corporate governance matters and making recommendations for Board approval;

•	conducting, at least annually, a performance assessment of the Board and report its findings to the Board, and at least annually conducting a self-evaluation of the Committee;

•
reviewing, at least annually, our Code of Ethics and Conduct and, if appropriate, recommending modifications to the code for Board approval and considering any requested waivers of code provisions for directors and executive officers;

•
establishing procedures for the regular ongoing reporting by Board members of any developments that may affect his or her qualifications or independence as a director and making recommendations as deemed appropriate;

•	reviewing and approving related party transactions pursuant to the policy for such transactions set forth in our Code of Ethics and Conduct (described under “Certain Transactions”);

•
recommending to the Board a set of corporate governance principles, and review those principles at least annually.  A copy of our Corporate Governance Principles adopted by the Board is available on the Company’s website, at www.mbfinancial.com, by clicking “Investor Relations”, “Corporate Governance” and then “Governance Documents”, and

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board.

Pursuant to Article I, Section 6 of our bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company not less than 90 days or more than 120 days prior to the date of the stockholders’ meeting.  If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by us no later than the close of business on the tenth day after the day on which notice of the date of the meeting is mailed or the day on which public announcement of the date of the meeting is first made, whichever occurs first.  In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in our bylaws.

The Nominating and Corporate Governance Committee operates under a formal written charter, a copy of which is available on the Company’s website, at www.mbfinancial.com, by clicking “Investor Relations”, “Corporate Governance” and then “Governance Documents”.  The members of the Nominating and Corporate Governance Committee are “independent directors,” as that term is defined in the NASDAQ Marketplace Rules.  During 2008, the Nominating and Corporate Governance Committee met two times.

Stockholder Communications with Directors

It is our policy that stockholders have the opportunity to communicate directly with members of the Company’s Board of Directors on appropriate matters.  The Board will respond, or cause us to respond, in writing to communications from stockholders concerning appropriate matters addressed to one or more members of the Board.  Stockholders may communicate with our Board of Directors by writing to:  MB Financial, Inc., Attn: (Name of Director), c/o Corporate Secretary, 6111 North River Road, Rosemont, Illinois  60018.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are requested to attend these meetings absent extenuating circumstances.  All of our directors serving on the Company’s Board attended last year’s annual meeting of stockholders.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions.  Following this section, you will find a series of tables containing specific information about the compensation earned or paid for 2008 to the following individuals, whom we refer to as our “named executive officers”:

•	Mitchell Feiger, President and Chief Executive Officer of the Company;

•	Jill E. York, Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank;

•	Thomas D. Panos, President and Chief Commercial Banking Officer of the Bank;

•	Ronald D. Santo, Former Vice President of the Company and Former Group President of the Bank, and Chairman of the Bank;

•	Burton J. Field, President, Lease Banking of the Bank and Vice President of the Company; and

•	Thomas P. FitzGibbon, Jr., Executive Vice President of the Bank and President of MB Financial Community Development Corporation.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Overview

Several factors impacted our compensation program during 2008 and continue to affect us in 2009.  Financial institutions had a difficult time in 2008.  Although we increased loans, deposits and non-interest income, and fared better than many of our local peer institutions in several measures, we were certainly not immune to the negative effects of the credit crisis and economic downturn.  Our overall financial performance, whether measured by the change in our net income or earnings per share was down significantly from 2007.  The Committee determined, based on management’s recommendation, that the Company-wide performance score under our annual bonus plan for 2008 would be zero on the grounds that the 87% drop in net income and earnings per share in 2008 from 2007 and deterioration in credit quality we experienced during the past year completely overshadowed the positive loan, deposit and non-interest income growth we achieved and our favorable financial performance relative to our local peers. As a result, we did not pay a bonus to Mr. Feiger and either paid no bonus or a reduced bonus to each of our other executive officers.

During 2008, the Organization and Compensation Committee of our Board of Directors (referred to in this section as the “Committee”) retained a new compensation consultant, Amalfi, to assist with the design and implementation of our executive compensation program.  Amalfi was chosen by the Committee because of the firm’s focus on advising financial institutions of our size and the experience of its principals.  Amalfi assisted the Committee with reviewing our executive compensation program, including the peer groups used for comparative compensation, our compensation philosophy and our long-term equity-based incentive program.  This review impacted our compensation program in the following manner:

•	The Committee updated the peer group against which we benchmark our compensation to reflect financial institutions of comparable asset size, market and asset mix; and

•
The Committee reaffirmed our compensation philosophy as geared toward rewarding performance in a manner that enables us to attract, retain and motivate talented individuals and create stockholder value.

In addition, we participated in the TARP Capital Purchase Program (referred to in the section as the “TARP Program”) through which the U.S. Treasury Department invested approximately $196 million in our preferred stock and warrants in early December 2008.  The TARP Program mandates that we implement certain restrictions and limitations on executive compensation, in particular severance pay, requires a review to ensure our incentive compensation programs do not encourage our senior executive officers to take excessive risks and limits our tax deductions for senior executive pay.  Our participation in TARP was a catalyst for several actions:

•	Our executive officers entered into agreements and executed waivers consenting to the restrictions and limitations required by the TARP Program rules;

•
The Committee and Board of Directors authorized changes to our outstanding stock option and restricted stock awards, and to the special retirement benefit under our employment agreement with Mr. Feiger, in the event of a change in control in order to preserve the objectives of those awards and benefits;

•	The Committee conducted a review of our incentive programs from a risk perspective and concluded they do not encourage unnecessary or excessive risk; and

•	The tax deductibility of a portion of the compensation earned by certain of our named executive officers was limited.

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”).  The ARRA amends, among other things, the TARP Program legislation by directing the U.S. Treasury Department to issue regulations implementing strict limitations on compensation paid or accrued by financial institutions, like us, participating in the TARP Program.  These limitations are to include:

•
A prohibition on paying or accruing bonus, incentive or retention compensation for at least the five most highly compensated employees, other than certain awards of long-term restricted stock or bonuses payable under existing employment agreements;

•
A prohibition on making any payments to the five highest paid executive officers and the next five most highly compensated employees for departure from the Company other than compensation earned for services rendered or accrued benefits;

•
Subjecting bonus, incentive and retention payments made to the five highest paid executive officers and the next 20 most highly compensated employees to repayment (clawback) if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate;

•	A prohibition on any compensation plan that would encourage manipulation of reported earnings;

•
Establishment by the Board of Directors of a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business;

•
Submitting a “say-on-pay” proposal to a non-biding vote of shareholders at future annual meetings, whereby shareholders vote to approve the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement; such a proposal will be presented at the Meeting, as described in this Proxy Statement under "Proposal III. Advisory (Non-Binding) Vote on Executive Compensation; and

•
A review by the U.S. Department of Treasury of any bonus, retention awards or other compensation paid to the five highest paid executive officers and the next 20 most highly compensated employees prior to February 17, 2009 to determine if such payments were excessive and negotiate for the reimbursement of such excess payments.

    As noted, the ARRA directs the U.S. Treasury Department to issue regulations implementing the foregoing.  There are numerous questions regarding the scope of the limitations and the requirements of the ARRA.  None of the regulations mandated by the law have been issued to date.  Pending the issuance of regulations, the Board, Committee and management are reviewing the requirements of the ARRA, its impact on current and going forward compensation, and the effect of the law’s requirements on the Company’s competitive position.  Actions required by the ARRA and consideration of competitive factors may include changes to the form and amount of compensation paid to our executive officers, including adjustments to base salaries, the reduction or elimination of bonus compensation, issuance of long-term restricted stock awards and modifications to existing agreements.

    Except as expressly mentioned otherwise, the following discussion does not address the effect, if any, compliance with the ARRA may have on our executive compensation program and references to the TARP Program refer to its requirements as applicable prior to the ARRA.

Compensation Philosophy and Objectives

The Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy.   Our compensation program is designed to attract and retain high caliber people and to motivate and reward key employees for outstanding performance.  During 2008, the Committee engaged in a complete review of our compensation philosophy and program for compensating our executive officers and directors, and were assisted by Amalfi.  As a result of that review, the Committee adopted the following policy and underlying philosophy that our executive compensation program should be to accomplish the following:

           •     Allow us to attract, retain and motivate talented individuals critical to our success;

•	Provide opportunities to integrate pay with achievement of our annual and long-term performance goals;

•	Encourage achievement of strategic objectives and creation of stockholder value and alignment of employee and stockholder interests;

           •     Recognize and reward individual initiative and achievement; and

•	Maintain an appropriate balance between base compensation and short-and long-term incentive opportunities.

Our executive compensation program combines base salary and target annual cash bonus to establish an executive’s level of total cash compensation.  Base salary is reviewed during the first quarter of each year.  Merit increases are approved by the Committee. Market adjustments, if warranted, are also considered during this time period. These adjustments help insure that we remain competitive.

Bonus opportunities are established at levels intended to provide competitive total cash compensation at target, with the potential to earn higher levels of total compensation for achievement of above target performance.  Actual bonus awards are based on performance assessments.  Bonuses earned in excess of target amounts are generally paid in the form of restricted stock.

A long-term incentive component, which in 2008 consisted of stock options, premium-priced options and restricted stock, is also a significant part of the overall compensation paid to our executive officers. The long-term component and total cash compensation make up an executive’s total direct compensation.  Amounts of long-term incentive awards are determined based on competitive levels and provide the opportunity to realize increased levels of pay as greater levels of stockholder value are created.  Traditionally, we have determined and awarded long-term incentives late in the second quarter of the calendar year.

Bi-annually, we have utilized an external, independent consultant retained by the Committee (most recently Amalfi Consulting) to conduct a review of our total direct compensation paid to members of our senior management team.  This includes comparing (benchmarking) the levels of base salary, total cash compensation and total direct compensation which we provide to our executive officers against the levels provided by a peer group consisting of banks of similar size in Chicago, the Midwest and nationally.  The peer group used from the survey performed by Amalfi in the second quarter of 2008, included the following financial institution holding companies:

Amcore Financial, Inc.	Citizens Republic Bancorp, Inc.
Cullen/Frost Bankers, Inc.	First Midwest Bancorp, Inc.
PacWest Bancorp	Park National Corporation
PrivateBancorp, Inc.	Prosperity Bancshares, Inc.
Signature Bank	Sterling Bancshares, Inc.
Sterling Financial Corporation	Texas Capital Bancshares, Inc.
Trustmark Corporation	UMB Financial Corporation
Umpqua Holdings Corp.	Valley National Bancorp
Western Alliance Bancorp.	Whitney Holding Corporation
Wilmington Trust Corp.	Wintrust Financial Corp.

We believe these companies represent a good cross-section of financial institutions which, like us, operate in large Metropolitan areas and are comparable to our asset size and loan portfolio composition.  These institutions ranged in asset size from $4.2 billion to $13.5 billion and maintained a concentration of commercial loans between 50% and 95% of total loans as of December 31, 2007, as compared to our assets of $7.8 billion and commercial concentration of 84% of total loans as of that date.

In keeping with our compensation philosophy, the Committee adopted the following market benchmark and competitive positioning of the elements of our executive compensation program (“Target” refers to pay that would be provided for on-plan, budgeted performance levels and “Max” refers to pay that would be provided at outstanding performance levels relative to plan):

	Total Cash Compensation		Total Direct Compensation
Salary	(Salary and Bonus)		(Salary, Bonus and Long-Term)

	Target	Max	Target	Max
50th percentile	50th percentile	75th - 90th	50th - 60th	75th - 90th
		percentile	percentile	percentile

Base Salary

Over time, an executive officer’s base salary will reflect a combination of factors, including: competitive pay levels relative to the peer group discussed above; the position’s level of authority, complexity and impact on the achievement of both short-term and long-term corporate goals and objectives; the expertise, experience and skill level of the individual under consideration; the degree to which the officer has achieved his/her management objectives for the previous year; his/her ability to attract highly skilled individuals to the Company and the officer’s overall performance in managing his/her area of responsibility.  Although no quantifiable formula or weighting of the above-mentioned factors is used in the decision-making process, as noted above we generally seek to maintain an executive officer’s base salary level at the 50th percentile of our peers.

The following table shows the base salaries of the named executive officers for 2008:

Name	2008 Base Salary

Mitchell Feiger	$629,000
Jill E. York	$294,000
Thomas D. Panos	$361,000
Burton J. Field	$458,720
Thomas P. FitzGibbon, Jr.	$216,300
Ronald D. Santo (1)	$347,000

(1)	Mr. Santo retired as an executive officer of the Company effective September 19, 2008.

Based upon its review, Amalfi advised the Committee that each of the named executive officer’s base salary was at a competitive level when compared to the 50th percentile benchmark (that is, within a range of 15% above or below the benchmark), except for Mr. Field, whose base salary was above the competitive level.  This higher base salary is offset by a lower target bonus percentage and reduced levels of long term awards, bringing Mr. Field’s total compensation within the range of the benchmarks.

Short-Term Variable Incentive (Annual Bonus)

The short-term variable incentive (annual bonus) opportunity for named executive officers is targeted at specified percentage of base salary. Bonuses, if any, are paid during the first quarter following assessment of the prior calendar year’s performance. Bonus amounts earned in excess of the target level are generally paid in two-year restricted stock granted under our Omnibus Incentive Plan, with shares valued on the date the bonus is awarded.  This plan component was established to further improve the retention of high performing employees and to introduce a long term component to the program.  Target bonuses for 2008, as a percentage of base salary were: Mr. Feiger – 65%; Ms. York – 50%; Mr. Panos – 65%; Mr. Field – 26%; Mr. Santo – 50%; and Mr. FitzGibbon – 50%.

The amount of the actual bonus awarded for a particular year depends upon an assessment of  Company-wide financial performance and progress in implementing strategic initiatives, business unit or department performance, an assessment of the executive’s individual contribution to the Company’s performance, and a subjective adjustment, if any, by the Committee.  Mr. Feiger’s annual bonus is based on Company-wide and individual performance scores, and any subjective Committee adjustment.  For all other executive officers, bonuses are calculated based on first combining Company-wide and business unit or department performance scores (with a 60% weighting assigned to Company-wide performance and a 40% weighting assigned to business unit performance), individual performance scores and any subjective adjustments. For example, if an officer’s target bonus amount was $150,000, and  Company-wide performance was scored at 90%, business unit or department performance was scored at 85% and his or her individual performance was scored at 95%, the officer would earn a bonus of $125,400 ($150,000 x ((60% x 90%) + (40% x 85%)) x 95%, prior to any Committee adjustment.

The threshold, target and maximum amounts that could have been payable to the named executive officers for 2008 are set forth in the Grants of Plan-Based Awards table under “Estimated Possible Payouts under Non-Equity Incentive Plan Awards.”  The threshold amount, which generally is the lowest amount potentially payable, assumes Company at 0%, and business unit or department and individual performance scoring at the 50% level.  The target amount assumes scoring each of Company, business unit or department and individual performance at the 100% level.  The maximum amount assumes Company-wide performance at a maximum score of 200% and business unit or department and individual performance each scoring at the 150% level. We do not believe that recognition and reward can be an “all or nothing” proposition.  The lower end of the range reflects the fact that we will not always achieve all of our performance objectives. The higher end of the range was established assuming that in some years, Company-wide and business unit or department performance, as well as the contributions of individual officers to that performance, may be extraordinary and exceed our expectations.  In general, if performance is scored below 50%, bonuses are not paid to executive officers; however, the Committee may, in its discretion, award a bonus to any executive officer if warranted by outstanding individual performance.  No discretionary bonuses were awarded for 2008.

Company-Wide Performance Assessment – 2008

For 2008, the Committee introduced into its method for evaluating Company-wide performance an objective, balanced, scorecard approach.  Under this approach, the Committee selected a balanced set of quantitative measures to go along with the assessment of the implementation of strategic objectives for measuring the Company’s performance.  These objective measures, relative weighting and target performance levels are set forth in the following table. The Committee viewed performance in these areas to be most important to the Company’s continued growth and success.  Local peer institutions are: Amcore Financial, Inc., First Midwest Bancorp, Inc., Midwest Banc Holdings, Inc., Old Second Bancorp, Inc., PrivateBancorp, Inc., Taylor Capital, Inc., and Wintrust Financial Corp.

Objective Measure	Target Weight	Target (100%) (1)

Net Income Goals:

Core net income, as measured by percentage
change from 2007	15%	+6%

Relative EPS, as measured by change in EPS
relative to local peers	15%	Local peer median change in EPS

Operating Efficiency:

Core return on assets as measured by change
from 2007	10%	4 basis point improvement

Growth Goals:

Commercial loan growth, as measured by
total growth in commercial, lease,
commercial real estate and construction loan
balance from year end 2007	6%	+11%

Low cost deposit growth, as measured by
growth in low cost deposits over 2007 levels	7%	+9%

Core fee income growth, as measured by
growth in fee income over 2007 levels	17%	+12%

Strategic Initiatives:

Strategic initiatives as measured by
successful completion of strategic projects		Accomplishments generally in line
identified in annual business plan	30%	with strategic initiatives
Total	100%

(1)  Target represents the performance required to receive 100% of the target weight.

In February 2009, management provided the Committee with an assessment of Company-wide performance as scored against the performance objectives set forth above.  Scoring ranges from 50% for threshold performance to 200% for maximum performance, in each case measured on a scale centered around the target performance level shown in the table above.  As a result of the worsening economic conditions throughout 2008, our levels of core net income and core return on assets fell short of the threshold performance level for these measures. We were also unable to reach the threshold level of growth in low cost deposits, due primarily to movement of deposits by customers to products offering full FDIC insurance coverage and shifting our marketing focus from low cost deposit gathering to increasing CD balances to improve liquidity. Through focused efforts, we were able to exceed targets for commercial loan growth of 13% and core fee income growth of 15% over 2007 levels and, although our year-to-year change in EPS was minus 87%, that performance was significantly better than our local peers. We met or exceeded our objectives with respect to a majority of our strategic initiatives. Although the performance in these areas produced a positive score, management believed that the substantial drop in year-to-year core net income and EPS resulting from the significant deterioration in credit quality warranted a subjective adjustment reducing the Company-wide score to zero. The Committee accepted the recommendation.

Taking into account the Company’s performance, the Committee granted no bonus to Mr. Feiger for 2008. For the other named executive officers, the zero Company-wide score meant that they would not receive any bonus attributable to Company-wide performance and that the bonus, if any, would be entirely dependent on business unit or department performance and individual performance.

 Business Unit or Department Performance Assessment – 2008.  The assessment of business unit or department performance applied to Messrs. Panos, Santo, Field and FitzGibbon and Ms. York in 2008.  For Messrs. Panos, Santo and Field, the assessment of their business units (Commercial Banking for Messrs. Panos and Santo, and Lease Banking for Mr. Field), included consideration of each unit’s relatively strong performance with respect to growth in loans, deposits and lease originations, and progress toward business initiatives, including targeted additions to the Commercial Banking staff.  However, the positive performance of the Commercial Banking unit was completely offset by the credit losses sustained during the year, resulting in a zero percent scoring for the Commercial Banking business unit.  Lease Banking business results significantly exceeded planned amounts, including strong portfolio credit quality, resulting in above target business unit scoring for Mr. Field.

The 2008 performance of the Community Development Corporation (“CDC”) headed by Mr. FitzGibbon considered that although loan volume in 2008 was greater than 2007 and the communities served by the CDC expanded in 2008, year end loan outstanding objectives were not reached. As a result, the Committee approved below target business unit scoring for Mr. FitzGibbon.

       The performance of the finance department headed by Ms. York was strong in 2008 as the department achieved positive returns from the Company’s investment portfolio by having avoided the riskier investment instruments which contributed to the global credit crunch and improved our liquidity and capital positions in the face of difficult market conditions.  These efforts, as well as others focused on process improvements, merited above target department scoring for Ms. York.

Individual Performance Assessments – 2008

In addition to Company-wide and business unit or department performance, the Committee also considers individual performance. For each individual performance factor, the Committee is provided with a qualitative assessment by Mr. Feiger of the individual contribution of each executive officer (other than himself) to the Company’s performance, with Mr. Feiger scoring each officer’s performance on a scale generally ranging from 0% to 150%.  As with the Company-wide and business unit or department performance, the Committee, after considering Mr. Feiger’s assessment, either accepts or modifies the scoring of each executive officer’s individual performance.  The Committee itself assigns a score to Mr. Feiger’s individual performance, also generally ranging from 0% to 150%, based on their subjective assessment of his contribution to the Company’s performance.

As a result of the zero scoring for Company-wide performance and Commercial Banking business unit performance, individual performance scoring could have no effect on the determination of the bonus for Messrs. Feiger, Panos and Santo and they were not awarded a bonus for 2008.

With respect to Messrs. Field and FitzGibbon and Ms. York, the Committee determined that the level of their individual contribution to be roughly equivalent to the overall level of performance of their respective group resulting in  above target scoring for Mr. Field and Ms. York and scoring below target for Mr. FitzGibbon.

Final Bonus Amounts  – 2008.

As noted above, the Committee did not award bonuses to Messrs. Feiger, Santo and Panos.

For Messrs. Field and FitzGibbon and Ms. York, their final bonus amounts were dependent solely on the business unit or department performance assessment and the individual performance assessment as the Company-wide score was set at zero. Because 40% of the bonus for these executive officers was to be based on business unit or department performance, business unit and individual performance at target would yield a bonus of 40% of target. The final bonus amounts awarded to Messrs. Field and FitzGibbon and Ms. York were 67%, 29% and 58%, respectively, reflecting the relation of their business unit and individual performance scores to target.

The final 2008 cash bonus amounts approved are set forth in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column for 2008.  To the extent required by the ARRA, payments of such amounts may be made in shares of restricted stock which will not fully vest until the Company redeems the preferred stock issued to the U.S. Treasury under the TARP Program.

Long-Term Incentive

Long-term incentives consisted of stock options, premium-priced stock options and restricted stock, are designed to retain key employees and reward them for sustained appreciation in the market value of our Common Stock, thereby directly aligning their interests with the long-term interest of stockholders.  Awards are granted under our Omnibus Incentive Plan. Grants generally are made annually late in the second quarter, based on recommendations of the Committee, on the date of approval by the Board of Directors. This general time period was selected to bifurcate compensation awards allowing for more frequent compensatory recognition of performance.  In addition, grants may be used at any time during the year to facilitate negotiations with individuals who are being recruited to work at the Company and have significant retention packages in place with other employers.   Any such recruitment grants made to individuals below the executive officer level are generally made on the date of hire and are approved by the chief executive officer, provided that the Committee is subsequently informed of the details of such grants at its next meeting.  A recruitment grant to an individual at the executive officer level would need to be approved by the Committee, and the grant date of such award would be the date of Committee approval.  Our Chief Executive Officer also has the authority to grant awards to existing employees below the executive officer level to encourage them to remain with the Company and to reward exceptional performance by these employees.  As with recruitment grants, these grants are reported to the Committee at its next scheduled meeting after the grant.  We do not coordinate the timing of equity award grants with the release of material non-public information.

In keeping with our overall goal of maintaining an executive officer’s overall compensation package (base salary, bonus opportunity and long-term incentive) at a level of the 50th to 60th percentile of our compensation peer group, the value of long-term incentives for 2008 for the named executive officers were targeted at the following percentages of base salary: 120% for Mr. Feiger, 95% for Mr. Panos, 80% for Ms. York and Mr. Santo, 40% for Mr. FitzGibbon, and 15% for Mr. Field. We evolved to our current mix of long-term incentives for the named executive officers, comprised of 45% stock options granted at market value, 25% stock options granted at a premium to market value and 30% restricted stock, after two adjustments made by the Committee.  The first adjustment in 2004 changed the mix of the long-term incentives from 100% options to 70% options and 30% restricted stock. Although we believed (and continue to believe) that stock options are a critical means of providing an employee incentive for the appreciation of our stock price over the long-term, we shifted to 30% restricted stock because it can be a more effective retention tool, particularly during time periods of slower or negative stock price growth. Retention of key employees is a critical success factor as these individuals differentiate us in the market.  The second adjustment in 2006 changed the 70% option mix to include 25% premium-priced options and 45% market price options.  Premium-priced options are granted at an exercise price above the closing market price of our stock on the date of grant and are intended to reward our executives for stock price appreciation significantly in excess of market value at the time of grant.  We believe that the current mix provides an appropriate performance hurdle that rewards executives for solid shareholder returns and enhances compensation if those returns are exceptional.

Stock options granted to executives generally have a ten-year term and a four-year cliff vest. The cliff vesting period was selected because it forces executives to hold the option for a minimum of four years and promotes retention of high performers.  Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option (generally ten years), the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future and such other provisions as the Committee shall determine.  Options are valued using Black-Scholes methodology. For options granted as part of our core compensation program in 2008, factors utilized for options granted at market price included an expected life of six years, volatility of 18.84%, a dividend yield of 2.95% and a risk free rate of return of 3.67%, resulting in a per share valuation of $4.11.  Premium-priced options have a lower Black-Scholes per share value, resulting in a larger number of shares granted; however, the overall value awarded remains the same. For the premium-priced option grants made in the second quarter of 2008, the exercise price was established at $29.00, a 17.6% premium over the $24.65 closing market price on the grant date.  For 2008, factors for premium-priced options included an expected life of six years, volatility of 18.84%, a dividend yield of 2.95% and a risk free rate of return of 3.67%, resulting in a per share valuation of $2.80.

The shares of restricted stock granted in the second quarter of 2008 to the named executive officers were based on the $24.65 closing market price on the grant date. Each restricted stock grant is evidenced by a restricted stock agreement that specifies the vesting period, the number of shares of restricted stock granted, and such other provisions as the Committee shall determine.  Restricted stock granted for the long-term incentive component has a cliff vesting period of three years and is intended to enhance the retention of key employees through a longer time horizon than shares which vest incrementally. In addition, the use of restricted stock instead of options reduces the annual number of shares granted to employees as a percentage of overall shares outstanding.

The long-term incentive awards made to the named executive officers during June 2008 are set forth in the Grants of Plan-Based Awards table under the “All Other Stock Awards” and “All Other Option Awards” columns.  Although the amounts of these awards were below target levels for the long-term equity component for Messrs. Feiger, Panos and Santo, and at or above target level for Ms. York and Messrs. Field and FitzGibbon, the level of awards when added to the base salary and annual bonus opportunity components placed each of the named executive officer’s total direct compensation within overall target level of the 50th to 60 percentile of the total direct compensation provided by the peer group.

Retirement and Other Benefits

Each named executive officer participates in our 401(k) profit sharing plan, a tax-qualified plan in which all employees of the Company and its subsidiaries who work at least 20 hours per week are eligible to participate following three months of service.  Participants are able to contribute up to the lesser of 25% of their eligible earnings or the limit prescribed by the Internal Revenue Service on a before tax basis.  We make annual matching contributions to the plan in such amount as is determined by our Board of Directors and may also make profit sharing contributions.  For the 2008 plan year, all employee contributions are fully vested and employer matching contributions vest over two years.  Profit sharing contributions made by the Company vest over six years.

The named executive officers, and certain other executives, are entitled to defer compensation under one of our two deferred compensation plans: the Stock Deferred Compensation Plan and the Non-Stock Deferred Compensation Plan.  For deferrals under the stock plan, the executive’s account balance is credited or debited based on the performance of the assets of the stock plan trust, which are invested solely in Company Common Stock purchased by the plan trustee on the open market, except for such amounts of cash as the trustee deems necessary for the proper operation of the plan trust.  For deferrals under the non-stock plan, the executive’s account balance is credited or debited based on the performance of one or more measurement funds selected by the executive, which in turn are based on certain mutual funds selected from time to time by our trustee to act as investment measurement devices.  We make contributions to the plan in excess of 401(k) plan and profit sharing plan tax limits.  In addition, pursuant to his employment agreement, Mr. Feiger is entitled to a supplemental retirement benefit in the form of an annual credit to his Non-Stock Deferred Compensation Plan account equal to 20% of his base salary.  For additional information, see “Nonqualified Deferred Compensation.”

The named executive officers participate in other employee benefit plans generally available to all employees, including group medical, dental, life and disability plans, in addition to any benefits to which they may be entitled by contract.

Perquisites and Other Personal Benefits

We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable relative to our peer group and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.  The incremental costs to us of providing these perquisites and other personal benefits for 2008 to the named executive officers for the fiscal year ended December 31, 2008 are included in the Summary Compensation Table under the “All Other Compensation” column.   Perquisites are generally limited to cars and country club memberships for select officers primarily for use with customers.  Continuation of these perquisites will be subject to the policy on luxury expenditures to be adopted by our Board of Directors required by the ARRA.

Employment Agreements; Change in Control Severance Agreements

We have entered into employment or change in control severance agreements with our named and other executive officers. Messrs. Feiger and Field have been parties to an employment agreement with us (or our predecessors) as of 2003 and 1999, respectively. Ms. York and Messrs. Panos and FitzGibbon are parties to change in control severance agreements. We entered into these agreements to be in line with competitive practice, as the use of agreements such as these is commonplace within our peer group and among financial institutions, generally in light of industry consolidations. In addition, we believe these agreements are consistent with our goal of attracting and retaining talented executives, as they help minimize uncertainty that may affect the executive’s performance in circumstances associated with changes in strategic direction and the possibility of change in control of the Company.  See “Employment and Other Agreements with Named Executive Officers.”

Each of the named executive officers is a party to a tax gross up agreement that provides generally that, if he or she receives payments or benefits in connection with a change in control of the Company, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, he or she generally will be paid an additional amount (referred to as a “gross up payment”) that will offset, on an after tax basis, the effect of any excise tax consequently imposed on him or her under Section 4999 of the Internal Revenue Code.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”  The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history.  Therefore, to provide an equal level of benefit across individuals without regard to the effects of the excise tax, we determined that Section 4999 gross up payments are appropriate for our most senior executives.  In December 2008, at the time we made changes to other agreements in connection with the TARP Program, we modified the tax gross up agreements with our executive officers to remove the Company’s obligation to pay a tax gross-up payment where the compensation and benefits giving rise to the excise tax do not exceed by more than ten percent the amount at which the excise tax is triggered and in such instances to reduce the compensation and benefits otherwise owed to the executive officer to a level below which the excise tax is triggered. We made these changes because this approach avoids obligating the Company to pay a large gross-up payment in circumstances where the adverse impact of the excise tax is not significant.

As discussed further below, due to our participation in the TARP Program, we made certain changes to these agreements, and the payments which may be made under these agreements in the event of the involuntary termination of the employment of the executive officer may be limited.  In addition, we may be required to seek modifications of these agreements if required under the ARRA.

TARP Program and ARRA

We participated in the TARP Program through which the U.S. Treasury Department invested approximately $196 million in our preferred stock and warrants in early December 2008.

    Under the TARP Program, we:

(1)
are prohibited from making golden parachute (severance) payments (payments triggered by involuntary termination of employment that exceed three times the executive officer’s average pay over the past five years) to our senior executive officers (defined by TARP Program as our CEO, CFO and our three highest paid executive officers who are not the CEO or CFO, based on compensation reported in the Summary Compensation Table);

(2)
must condition the payment of bonus and incentive compensation paid to the senior executive officers based on financial statements or financial performance to repayment (often referred to as “clawback”) if such financial statements or performance figures later prove to be materially inaccurate;

(3)
have reviewed and must annually review our bonus and incentive compensation programs to determine if they encourage our named executive officers to take unnecessary and excessive risks that threaten the value of the Company; and

(4)	agreed to limit the tax deduction we take for compensation earned annually by each of the senior executive officers to $500,000.

       As part of the analysis and decision-making relating to our participation in the TARP Program, the Committee and the Board of Directors was apprised of the restrictions and limitations on executive compensation that would be imposed on the Company’s executive compensation program. The Committee and Board of Directors were advised that based on the compensation history of the executive officers and estimates of the severance pay that could become payable to them, the TARP Program limitation on golden parachute (severance) payments would likely have a significant impact on Mr. Feiger and, depending upon the circumstances, on Ms. York and other executive officers.

        The Committee and Board noted that the golden parachute limitation on severance payments could result in disparate treatment among the executive officers with respect to their long-term incentive awards upon a change in control transaction.  This differing treatment would arise because the Company’s outstanding long term incentive awards do not automatically vest in full in all change in control transactions and unless such full vesting is agreed to as part of the negotiated change in control transaction, the long-term incentive awards would vest in full upon involuntary termination of employment following the change in control transaction.  Under the TARP Program, the full vesting of an executive officer’s awards on involuntary termination of employment after the change in control could be limited because the vesting in such circumstances would be deemed to be a severance payment subject to the TARP Program limitations.  Whether or not the limitation would actually affect an executive officer will depend on several factors, including whether the executive officer is a “senior executive officer” at the time of involuntary termination of employment, whether the TARP Program limitations continue to be applicable to the Company because the Treasury Department continues to hold our preferred stock, the warrants or equity acquired by exercising the warrants at the time of the involuntary termination, and whether the level of three times the executive officer’s average pay for the preceding five years exceeds the value of the severance payments and the vesting of long term incentive awards.  The Committee and Board determined that the uncertainty associated with the possibility of such divergent treatment among the executive officers could work at cross purposes with the employment and change in control severance agreements which are intended to minimize the uncertainty that may affect the executive officer’s performance or objectivity should a change in strategic direction or the potential change in control transaction arise.  As a result, to maintain the important objectives of our executive compensation program within the context of change in control, we amended the long term incentive awards held by our executive officers to provide for the full vesting of the awards upon the change in control regardless of whether the executive officer’s employment continued or was terminated so that the ability of our executive officers to realize the benefit of those awards in the event of a change in control would not be subject to the uncertainty of the terms of the change in control transaction or the TARP Program’s limitation on severance pay.

In December 2007, we entered into a new employment agreement with Mr. Feiger which, among other things, provided Mr. Feiger with an additional retirement benefit in the form of an annual credit to our Non-Stock Deferred Compensation Plan equal to 20% of his base salary.  We provided Mr. Feiger with this additional benefit at that time primarily in consideration for new restrictive covenants applicable to Mr. Feiger following termination of his employment and for reductions in the termination payments he could receive under the new employment agreement as compared to his prior employment agreement. To provide assurance to Mr. Feiger that he would have the opportunity to receive the full value of this benefit, the new employment agreement provided that in the event of a change in control of the Company followed by Mr. Feiger’s involuntary termination of employment, he would be entitled to receive the present value of the expected annual credits that would be made to the Non-Stock Deferred Compensation Plan through the year of his 60th birthday.  As was the case with respect to the value of the long-term incentive awards, Mr. Feiger’s ability to receive the value of such benefit in the event of a change in control would likely be limited by the TARP Program restrictions if those restrictions remained in place at the time of Mr. Feiger’s termination of employment. As a result, the Board and Committee determined that it was fair and appropriate to preserve the value of the assurances made to Mr. Feiger in December 2007 by entering into a new employment agreement with him to provide for automatic vesting in the full value of the retirement benefit upon a change in control regardless of whether Mr. Feiger’s employment is continued or terminated so that the benefit would not be subject to the uncertainty of the TARP Program’s limitation on severance pay.

In February 2009, the Committee met with the members of management responsible for risk management to review our incentive compensation programs for purposes of determining whether they encourage excessive or unnecessary risk-taking by our senior executive officers.  As part of its review, the Committee received a presentation regarding key enterprise risks to which the Company is subject, including strategic market, liquidity, interest rate, operational, financial, credit quality and other risks.  The Committee also received an analysis of the controls and actions taken to mitigate those risks, as well as the provisions of the Company’s executive compensation program and where those provisions fall within the spectrum of contributing to or alleviating risk.  In reaching the conclusion that the Company’s executive compensation program does not encourage the Company’s senior executive officers to take excessive or unnecessary risks that threaten the value of the franchise, the Committee and management’s senior risk personnel noted that the Company’s production-oriented goals are centered around less risky areas such as deposit growth and fee income generation, a significant portion of the goals are focused on components of net income that reward efficiencies and adherence to credit quality standards, and our equity awards include long-term vesting periods and a significant amount of restricted stock that encourages balanced risk taking and long-term value creation.  The Committee will conduct a similar review on a semi-annual basis as required by the ARRA.

In addition, the ARRA will require the Company to make changes to the executive compensation program and our agreements with our senior executive officers and highly compensated employees.   Such changes will include limitations on bonuses and incentive compensation and the elimination for certain senior executive officers of payments triggered by departure.  These limitations will be required to remain in effect while the U.S. Treasury holds preferred stock of the Company.  In addition, the Committee will review the effect of compliance with the ARRA limitations on the Company’s competitive positioning and ability to retain and motivate our high-performing executives and employees.  Appropriate changes may become critical to our ability to maintain our competitive position.

For information on the potential payments due to the named executive officers in the event of a termination of employment or a change in control and the effect of the TARP Program limitations on those payments, see “Employment and Other Agreements with Named Executive Officers” and “Potential Payments on Termination of Employment and Change in Control.”

Other Tax Considerations and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation.  While stock options and stock appreciation rights as a general matter automatically constitute qualified performance-based compensation (provided that certain plan content and grant procedure requirements are met), cash and other stock-based awards (including but not limited to restricted stock) must be subject to stockholder-approved performance criteria in order to so qualify.  In this regard, stockholders approved an amendment to our Omnibus Incentive Plan in 2007 to authorize the awarding of cash and stock-based performance awards that constitute qualified performance-based compensation exempt from the $1 million deductibility limit of Section 162(m).    As a result of our participation in the TARP Program, we agreed to be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the U.S. Treasury retains its TARP Program investment in the Company.  The TARP Program provides for application of the $500,000 limitation on a pro rata basis with respect to calendar years during which the Treasury Department held its investment for less than the full year, as was the case in 2008 when the Treasury Department held the investment for less than one month.

When our Board of Directors determined to participate in the TARP Program, it was aware of, factored into its analysis and agreed to, the potential increased after-tax cost of our executive compensation program that would arise because of the TARP Program’s $500,000 deduction limitation.  As a result, while the Committee will remain mindful of the deduction limitation, it has concluded that the $500,000 deduction limitation will not be a significant factor in its decision-making with respect to the compensation of our executive officers.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer, Mr. Feiger, recommends to the Committee base salary, target bonus levels, actual bonus payments and long-term incentive grants for our senior management group (other than himself).  Mr. Feiger makes these recommendations to the Committee based on the data and analysis provided by our independent compensation consultant and qualitative judgments regarding individual performance.  Mr. Feiger is not involved with any aspect of determining his own compensation.

Summary Compensation Table
(2008)

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for 2008, 2007 and 2006:

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified	All
					Stock	Option	Incentive Plan	Deferred	Other		Total
Name and		Salary		Bonus	Awards	Awards	Compensation	Compensation	Compensation		Compensation
Principal Position	Year	($)		($) (1)	($) (2)	($) (3)	($) (4)	Earnings ($)	($)		($)

Mitchell Feiger	2008	$629,000		$ -	$190,691	$432,585	$ -	$ -	$240,172	(5)	$1,492,448
President and Chief Executive	2007	$600,000		$ -	$195,391	$421,899	$343,200	$ -	$277,095		$1,837,585
Officer of the Company	2006	$551,250		$ -	$180,106	$431,580	$227,253	$ -	$129,916		$1,520,105

Jill E. York	2008	$294,000		$ -	$ 90,609	$149,101	$ 84,672	$ -	$ 57,571	(6)	$ 675,953
Vice President and Chief	2007	$283,000		$ -	$ 62,677	$118,698	$141,500	$ -	$ 60,178		$ 666,053
Financial Officer of the Company	2006	$272,160		$ -	$ 54,669	$ 99,824	$138,802	$ -	$ 56,662		$ 622,117
and Executive Vice President and
Chief Financial Officer of the Bank

Thomas D. Panos	2008	$361,000		$ -	$116,167	$182,818	$ -	$ -	$108,994	(7)	$ 768,979
President and Chief Commercial	2007	$350,000		$ -	$ 79,996	$149,160	$227,500	$ -	$ 65,589		$ 872,245
Banking Officer of the Bank	2006	$330,000		$ -	$ 64,189	$116,371	$129,641	$ -	$ 59,538		$ 699,739

Burton J. Field	2008	$419,905	(10)	$ -	$ 40,858	$ 43,483	$ 73,336	$ -	$ 73,725	(11)	$ 651,307
President, Lease Banking of the
Bank and Vice President of the
Company (9)

Thomas P. FitzGibbon, Jr.	2008	$216,300		$ -	$ 54,918	$132,472	$ 31,225	$ -	$ 29,974	(12)	$ 464,889
Executive Vice President, and
President of MB Financial
Community Development
Corporation (9)

Ronald D. Santo	2008	$254,911		$ -	$169,399	$136,752	$ -	$ -	$ 48,895	(8)	$ 609,957
Former Vice President of the	2007	$321,741		$ -	$ 61,984	$358,669	$160,870	$ -	$ 94,025		$ 997,289
Company and Former Group	2006	$307,125		$ -	$ 67,176	$119,788	$120,654	$ -	$ 84,599		$ 699,342
President of the Bank (13)

(1)	Bonus amounts for 2008, 2007 and 2006 for the named executive officers are reported under the “Non-Equity Incentive Plan Compensation” column and footnote (4) to that column.
(2)
Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R, of restricted stock awarded under our Omnibus Incentive Plan (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions)and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

(3)
Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R, of stock options awarded under our Omnibus Incentive Plan (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions) and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

(4)
Represents cash incentive bonus awards earned for 2008, 2007 and 2006; provided that the 2008 amounts may be paid in restricted stock if required to comply with the ARRA prohibition on cash bonus compensation paid or accrued for certain highly paid executive officers and employees.  Not included in the 2007 amounts in the table for Ms. York and Messrs. Panos and Santo are the portions of their incentive bonus awards in excess of their target bonus awards, which were paid in the form of restricted stock granted under our Omnibus Incentive Plan.  The 2007 bonus amounts earned in excess of target for Ms. York and Messrs. Panos and Santo were $45,280, $64,838 and $4,539, respectively, resulting in grants of 1,439, 2,061 and 145 shares of restricted stock respectively, on February 20, 2008, which are scheduled to vest in full on February 20, 2010.

(5)
Includes non-qualified supplemental retirement contributions under our non-stock deferred compensation plan of $177,393, supplemental disability insurance premiums paid on Mr. Feiger’s behalf of $4,153 and 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Mr. Feiger of $14,339, and club dues paid on behalf of Mr. Feiger of $25,497.

(6)
Includes non-qualified supplemental retirement contributions under our non-stock deferred compensation plan of $14,207 and 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Ms. York of $13,706, and club dues paid on behalf of Ms. York of $10,868.

(7)
Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $26,652, and 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Mr. Panos of $8,446, and club dues and initiation fees paid on behalf of Mr. Panos of $55,106.

(8)
Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $15,680, supplemental health and life insurance premiums paid on Mr. Santo’s behalf of $4,006 and 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Mr. Santo of $4,087 and club dues paid on behalf of Mr. Santo of $6,332.

(9)	No compensation information is provided for Messrs. Field or FitzGibbon for 2007 and 2006 because neither individual was a named executive officer for such year.
(10)	Excludes $38,815 in salary forgone by Mr. Field during 2008 reflecting reduced pay while working from his second home.
(11)
Includes non-qualified supplemental retirement contributions under our non-stock deferred compensation plan of $22,377, supplemental health insurance premiums paid on Mr. Field’s behalf of $9,388 and 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Mr. Field of $9,444, and club dues paid on behalf of Mr. Field of $13,726.

(12)
Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $6,699, 401(k) matching and profit sharing contributions of $18,790.  Also includes the value of a leased automobile provided to Mr. FitzGibbon of $4,485.

(13)	Mr. Santo retired as an executive officer effective September 19, 2008.

    Messrs. Feiger and Field have employment agreements with the Company.  Each of Ms. York, and Messrs. Panos and FitzGibbon has a change-in-control severance agreement with the Bank.  For descriptions of these agreements, see “Employment and Other Agreements with Named Executive Officers.”  Explanations of the amounts of salary and bonus in proportion to total compensation are provided under “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards
(2008)

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2008.

								All
								Other:
								Stock	All Other
								Awards:	Options
								Number	Awards:		Grant
								of	Number of	Exercise	Date Fair
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Shares	Securities	Price of	Value of
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			of Stock	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Options
Name	Date	($) (1)	($) (1)	($) (1)	($)	($)	($)	(#) (2)	(#) (3)	($/Sh)	Awards (4)

Mitchell	02/20/08	$102,213	$408,850	$1,226,550	-	-	-
Feiger	06/25/08	-	-	-	-	-	-	7,349	-		$181,153
	06/25/08	-	-	-	-	-	-	-	66,275	$24.65	$272,390
	06/25/08	-	-	-	-	-	-	-	54,108	$29.00	$151,502
Total		$102,213	$408,850	$1,226,550				7,349	120,383

Jill E.	02/20/08	$ 14,700	$147,000	$ 396,900	-	-	-	1,439			$ 45,280
York	06/25/08	-	-	-	-	-	-	3,578	-		$ 88,198
	06/25/08	-	-	-	-	-	-	-	32,268	$24.65	$132,621
	06/25/08	-	-	-	-	-	-	-	26,344	$29.00	$ 73,763
Total		$ 14,700	$147,000	$ 396,900				5,017	58,612

Thomas D.	02/20/08	$ 23,465	$234,650	$ 633,555	-	-	-	2,061			$ 78,994
Panos	06/25/08	-	-	-	-	-	-	3,130	-		$ 77,155
	06/25/08	-	-	-	-	-	-	-	28,231	$24.65	$116,029
	06/25/08	-	-	-	-	-	-	-	23,048	$29.00	$ 64,534
Total		$ 23,465	$234,650	$ 633,555				5,191	51,279

Burton J.	02/20/08	$ 10,918	$109,175	$ 294,773	-	-	-
Field	06/25/08	-	-	-	-	-	-	755	-		$ 18,611
	06/25/08	-	-	-	-	-	-	-	6,805	$24.65	$ 27,969
	06/25/08	-	-	-	-	-	-	-	5,556	$29.00	$ 15,557
Total		$ 10,918	$109,175	$ 294,773				755	12,361

Thomas P.	02/20/08	$ 10,815	$108,150	$ 292,005	-	-	-
FitzGibbon,	06/25/08	-	-	-	-	-	-	1,158	-		$ 28,545
Jr.	06/25/08	-	-	-	-	-	-	-	10,446	$24.65	$ 42,933
	06/25/08	-	-	-	-	-	-	-	8,528	$29.00	$ 23,878
Total		$ 10,815	$108,150	$ 292,005				1,158	18,974

Ronald D.	02/20/08	$ 12,746	$127,456	$ 344,131	-	-	-	145			$ 4,539
Santo	06/25/08	-	-	-	-	-	-	2,373	-		$ 58,494
	06/25/08	-	-	-	-	-	-	-	21,402	$24.65	$ 87,962
	06/25/08	-	-	-	-	-	-	-	17,473	$29.00	$ 48,924
Total		$ 12,746	$127,456	$ 344,131				2,518	38,875

(1)
For each named executive officer, represents threshold (i.e. generally the lowest amount potentially payable), target and maximum amounts potentially payable under 2008 annual incentive awards.  The target amounts were approved by the Company’s Board of Directors on February 20, 2008.  Performance less than thresholds will generally result in a bonus of zero.  The actual amounts earned under these awards for 2008 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.  For additional information, see “Compensation Discussion and Analysis--Short-Term Variable Incentive (Annual Bonus).”

(2)
For each named executive officer other than Mr. Santo, represents a restricted stock award under our Omnibus Incentive Plan that is scheduled to vest 100% on June 25, 2011, with the exception of the February 20, 2008 grants to Ms York and Mr. Panos which vest on February 20, 2010, subject to continued employment and acceleration of vesting in certain circumstances.  For Mr. Santo, represents restricted stock awards under our Omnibus Incentive Plan that were originally scheduled to vest on June 25, 2011 and February 20, 2010, but vesting accelerated on September 19, 2008 upon Mr. Santo’s retirement.  Dividends are paid on the shares of restricted stock to the same extent and on the same date as dividends are paid on all other outstanding shares of the Company’s Common Stock.

(3)
For each named executive officer other than Mr. Santo, represents a stock option grant under our Omnibus Incentive Plan that is scheduled to vest 100% on June 25, 2012, subject to continued employment and acceleration of vesting in certain circumstances.  For Mr. Santo, represents a stock option grant under our Omnibus Incentive Plan that was originally scheduled to vest on June 25, 2012, but vesting accelerated on September 19, 2008 upon Mr. Santo’s retirement.  As reflected in the table, for each of the named executive officers, a portion of each grant was made at an exercise price ($29.00) at a 17.6% premium to the market value of our Common Stock on the grant date ($24.65).

(4)
Represents the grant date fair value of the award determined in accordance with FAS 123R.  The assumptions used in calculating the grant date fair value of these awards are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

Outstanding Equity Awards at Fiscal Year-End
(2008)

The following table sets forth information with respect to all stock options and unvested restricted stock awards held at December 31, 2008 by the named executive officers.  Vesting and other information relating to these awards set forth in the footnotes below assumes continued employment through the vesting date and is subject to acceleration of vesting in certain circumstances.  See “Potential Payments on Termination of Employment or Change in Control.”

	Option Awards							Stock Awards

											Equity
											Incentive	Equity
											Plan	Incentive
											Awards:	Plan Awards
					Equity						Number of	Market or:
					Incentive						Unearned	Payout Value
	Number of		Number of		Plan Awards:						Shares,	of Unearned
	Securities		Securities		Number of			Number of		Market Value	Units or	Shares, Units
	Underlying		Underlying		Securities			Shares or		of Shares or	Other	or Other
	Unexercised		Unexercised		Underlying	Option		Units of		Units of Stock	Rights	Rights That
	Options		Options		Unexercised	Exercise	Option	Stock That		That Have	That Have	Have Not
	Exercisable		Unexercisable		Unearned	Price	Expiration	Have Not		Not Vested	Not Vested	Vested
Name	(#)		(#)		Options (#)	($)	Date	Vested (#)		($) (6)	(#)	($)

Mitchell Feiger	12,500	(1)	-		-	$8.00	7/25/2010	-		-	-	-
	25,500	(1)	-		-	$16.89	7/31/2011	-		-	-	-
	75,000	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	75,300	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	38,441	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	-		39,210	(1)	-	$42.70	7/20/2015	-		-	-	-
	-		24,451	(1)	-	$40.00	7/26/2016	-		-	-	-
	-		33,522	(1)	-	$35.77	7/26/2016	-		-	-	-
	-		34,091	(1)	-	$40.00	7/25/2017	-		-	-	-
	-		41,714	(1)	-	$32.89	7/25/2017	-		-	-	-
	-		54,108	(1)	-	$29.00	6/25/2018	-		-	-	-
	-		66,275	(1)	-	$24.65	6/25/2018	-		-	-	-
	-		-		-	-	-	5,163	(2)	144,306	-	-
	-		-		-	-	-	5,993	(3)	167,504	-	-
	-		-		-	-	-	7,349	(5)	205,405	-	-
Total	226,741		293,371		-			18,505		$517,215	-	-

Jill E. York	11,320	(1)	-		-	$8.83	8/28/2010	-		-	-	-
	5,919	(1)	-		-	$16.89	7/31/2011	-		-	-	-
	12,900	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	11,700	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	7,029	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	-		13,688	(1)	-	$42.70	7/20/2015	-		-	-	-
	-		12,037	(1)	-	$35.77	7/26/2016	-		-	-	-
	-		8,780	(1)	-	$40.00	7/26/2016	-		-	-	-
	-		14,309	(1)	-	$32.89	7/25/2017	-		-	-	-
	-		11,695	(1)	-	$40.00	7/25/2017	-		-	-	-
	-		26,344	(1)	-	$29.00	6/25/2018	-		-	-	-
	-		32,268	(1)	-	$24.65	6/25/2018	-		-	-	-
	-		-		-	-	-	1,854	(2)	51,819	-	-
	-		-		-	-	-	2,056	(3)	57,465	-	-
	-		-		-	-	-	1,439	(4)	40,220	-	-
	-		-		-	-	-	3,578	(5)	100,005	-	-
Total	48,868		119,121		-			8,927		$249,509	-	-

Outstanding Equity Awards at Fiscal Year-End
(Continued)

	Option Awards							Stock Awards

											Equity
											Incentive	Equity
											Plan	Incentive
					Equity			Number			Awards:	Plan Awards:
					Incentive			of			Number of	Market or
					Plan			Shares			Unearned	Payout Value
	Number of		Number of		Awards:			or Units			Shares,	of Unearned
	Securities		Securities		Number of			of Stock		Market Value	Units or	Shares, Units
	Underlying		Underlying		Securities			That		of Shares or	Other	or Other
	Unexercised		Unexercised		Underlying	Option		Have		Units of Stock	Rights	Rights That
	Options		Options		Unexercised	Exercise	Option	Not		That Have	That Have	Have Not
	Exercisable		Unexercisable		Unearned	Price	Expiration	Vested		Not Vested	Not Vested	Vested
Name	(#)		(#)		Options (#)	($)	Date	(#)		($) (6)	(#)	($)

Thomas D. Panos	12,450	(1)	-		-	$16.89	7/31/2011	-		-	-	-
	12,750	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	12,450	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	8,054	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	-		16,295	(1)	-	$42.70	7/20/2015	-		-	-	-
	-		16,419	(1)	-	$35.77	7/26/2016	-		-	-	-
	-		11,976	(1)	-	$40.00	7/26/2016	-		-	-	-
	-		19,909	(1)	-	$32.89	7/25/2017	-		-	-	-
	-		16,271	(1)	-	$40.00	7/25/2017	-		-	-	-
	-		23,048	(1)	-	$29.00	6/25/2018	-		-	-	-
	-		28,231	(1)	-	$24.65	6/25/2018	-		-	-	-
	-		-		-	-	-	2,529	(2)	70,686
	-		-		-	-	-	2,861	(3)	79,965	-	-
	-		-		-	-	-	2,061	(4)	57,605	-	-
	-		-		-	-	-	3,130	(5)	87,484	-	-
Total	45,704		132,149		-			10,581		$295,740	-	-

Burton J. Field	9,375	(1)	-		-	$16.89	7/31/2011	-		-	-	-
	8,400	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	6,900	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	4,039	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	-		4,196	(1)	-	$42.70	7/20/2015	-		-	-	-
	-		2,463	(1)	-	$35.77	7/26/2016	-		-	-	-
	-		1,797	(1)	-	$40.00	7/26/2016	-		-	-	-
	-		2,900	(1)	-	$32.89	7/25/2017	-		-	-	-
	-		2,370	(1)	-	$40.00	7/25/2017	-		-	-	-
	-		5,556	(1)	-	$29.00	6/25/2018	-		-	-	-
	-		6,805	(1)	-	$24.65	6/25/2018	-		-	-	-
	-		-		-	-	-	380	(2)	10,621	-	-
	-		-		-	-	-	417	(3)	11,655	-	-
	-		-		-	-	-	755	(5)	21,102	-	-
Total	28,714		26,087		-			1,552		$43,378	-	-

Outstanding Equity Awards at Fiscal Year-End
(Continued)

	Option Awards							Stock Awards

											Equity
											Incentive	Equity
											Plan	Incentive
					Equity						Awards:	Plan Awards:
					Incentive						Number of	Market or
					Plan			Number			Unearned	Payout Value
	Number of		Number of		Awards:			of Shares			Shares,	of Unearned
	Securities		Securities		Number of			or Units		Market Value	Units or	Shares, Units
	Underlying		Underlying		Securities			of Stock		of Shares or	Other	or Other
	Unexercised		Unexercised		Underlying	Option		That		Units of Stock	Rights	Rights That
	Options		Options		Unexercised	Exercise	Option	Have Not		That Have	That Have	Have Not
	Exercisable		Unexercisable		Unearned	Price	Expiration	Vested		Not Vested	Not Vested	Vested
Name	(#)		(#)		Options (#)	($)	Date	(#)		($) (6)	(#)	($)

Thomas P. FitzGibbon, Jr.	11,100	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	9,900	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	5,858	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	-		7,842	(1)	-	$42.70	7/20/2015	-		-	-	-
	-		5,381	(1)	-	$35.77	7/26/2016	-		-	-	-
	-		3,925	(1)	-	$40.00	7/26/2016	-		-	-	-
	-		4,785	(1)	-	$32.89	7/25/2017	-		-	-	-
	-		3,911	(1)	-	$40.00	7/25/2017	-		-	-	-
	-		8,528	(1)	-	$29.00	6/25/2018	-		-	-	-
	-		10,446	(1)	-	$24.65	6/25/2018	-		-	-	-
	-		-		-	-	-	829	(2)	23,171	-	-
	-		-		-	-	-	688	(3)	19,230	-	-
	-		-		-	-	-	1,158	(5)	32,366	-	-
Total	26,858		44,818		-			2,675		$74,767	-	-

Ronald D. Santo (7)	6,750	(1)	-		-	$21.21	7/18/2012	-		-	-	-
	5,850	(1)	-		-	$26.89	7/23/2013	-		-	-	-
	3,222	(1)	-		-	$37.06	8/24/2014	-		-	-	-
	16,295	(1)	-		-	$42.70	7/20/2015	-		-	-	-
	12,190	(1)	-		-	$35.77	7/26/2016	-		-	-	-
	8,892	(1)	-		-	$40.00	7/26/2016	-		-	-	-
	14,345	(1)	-		-	$32.89	7/25/2017	-		-	-	-
	11,724	(1)	-		-	$40.00	7/25/2017	-		-	-	-
	21,402	(1)	-		-	$24.65	6/25/2018	-		-	-	-
	17,473	(1)	-		-	$29.00	6/25/2018	-		-	-	-
Total	118,143		-		-			-		-	-	-

(1)	Option expires on tenth anniversary of grant date and vests 100% on fourth anniversary of grant date.
(2)	Restricted stock award scheduled to vest on July 26, 2009 (third anniversary of grant date).
(3)	Restricted stock award scheduled to vest on July 25, 2010 (third anniversary of grant date).
(4)	Restricted stock award scheduled to vest on February 20, 2010 (second anniversary of grant date).
(5)	Restricted stock award scheduled to vest on June 25, 2011 (third anniversary of grant date).
(6)	Reflects the value as calculated based on the closing price of our Common Stock on December 31, 2008 of $27.95.
(7)	In the case of Mr. Santo, the vesting of his unvested options was accelerated on September 19, 2008 upon his retirement.

Option Exercises and Stock Vested
(2008)

The following table sets forth information about stock options exercised and shares of restricted stock vested during the year ended December 31, 2008 for each named executive officer:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($) (1)	Vesting (#)	Vesting ($) (2)

Mitchell Feiger	65,500	$ 1,138,500	4,057	$ 92,094
Jill E. York	16,735	$ 237,451	1,416	$ 32,143
Thomas D. Panos	-	$ -	1,686	$ 38,272
Burton J. Field	3,004	$ 5,968	434	$ 9,852
Thomas P. FitzGibbon, Jr.	-	$ -	811	$ 18,410
Ronald D. Santo	-	$ -	8,143	$ 250,966

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)
Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.  In the case of Mr. Santo, the vesting of 6,457 of his shares of restricted stock was accelerated on September 19, 2008 upon his retirement from the Company.

Nonqualified Deferred Compensation
(2008)

The following table sets forth information about non-qualified deferred compensation payable to each named executive officer:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution in	Contributions	Earnings	Withdrawals/	Balance at
	Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)

Mitchell Feiger	$ -	$177,393	$(229,932)	$ -	$760,002

Jill E. York	$ -	$ 14,207	$ (20,809)	$ -	$ 79,740

Thomas D. Panos	$ -	$ 26,652	$ (43,601)	$ -	$161,134

Burton J. Field	$ -	$ 22,377	$(155,279)	$ -	$947,833

Thomas P. FitzGibbon, Jr.	$ 70,930	$ 6,699	$ 1,353	$ -	$217,841

Ronald D. Santo	$ -	$ 15,680	$(248,560)	$(37,645)	$847,816

(1)	All amounts are reported as compensation for 2008 in the Summary Compensation Table under the “All Other Compensation” column.
(2)
Amount represents contributions accrued by the Company for 2008 and paid into the nonqualified deferred compensation plan in 2009.  All of the amounts shown are reported as compensation for 2008 in the Summary Compensation Table under the “All Other Compensation” column.

(3)
None of the amounts shown are reported as compensation in the Summary Compensation Table, as these amounts do not constitute above-market or preferential earnings as defined in the rules of the Securities and Exchange Commission.

(4)
Of the aggregate balances shown, the following amounts were reported as compensation earned by the named executive officers in the Company’s Summary Compensation Table for the last year and for prior years: Mr. Feiger - $744,982; Ms. York - $94,072; Mr. Panos - $165,175; Mr. Santo - $796,487; Mr. FitzGibbon - $209,153; and Mr. Field - $771,552.

Certain of our executive officers, including each of the named executive officers, are permitted to defer up to 100% of their base annual salary, annual bonus and or compensation for service as a director, under one of our two nonqualified deferred compensation plans: the Stock Deferred Compensation Plan and the Non-Stock Deferred Compensation Plan.  For deferrals under the stock plan, the executive’s account balance is credited or debited based on the performance of the assets of the stock plan trust, which are invested solely in our Common Stock purchased on the open market, except for such amounts of cash as the plan trustee deems necessary for the proper operation of the plan trust.  For deferrals under the non-stock plan, the executive’s account balance is credited or debited based on the performance of one or more measurement funds, which in turn are based on certain mutual funds selected from time to time by the our Board of Directors to act as investment measurement devices.   The executive selects the particular measurement funds for his or her account.

An executive is always 100% vested in his or her account balance, including any employer contributions which may be made by us in our discretion.  Under his employment agreement with the Company, Mr. Feiger is awarded, on each December 31 while he is employed by the Company (starting December 31, 2007), a fully-vested employer contribution to his account under the Non-Stock Deferred Compensation Plan in an amount equal to 20% of his base salary then in effect. With certain exceptions, our deferred compensation obligations to an executive generally will be paid after the earlier of (1) a fixed payment date, if any, as may be selected by the executive in accordance with the plan’s short-term payout provisions, or (2) the termination of the executive’s employment or service or a qualifying change in control of the Company.  Payments made pursuant to the executive’s election to be paid in connection with the short-term payout provisions of the plan generally will be made in a lump sum.  A payout triggered by the termination of the executive’s employment or a change in control generally will be made in a lump sum unless the executive has made a proper election under the plan to be paid in installments.  Elections and payments are subject to compliance with tax code section 409A, including a six-month delay in payments triggered on termination of employment.  The plans provide for early withdrawal, with the approval of the Organization and Compensation Committee, of a participant’s account balance in the event of an unforeseeable financial emergency.  All distributions under the stock plan are made in shares of our Common Stock, except for fractional shares, which are paid in cash.  All distributions under the non-stock plan are made in cash.

Employment and Other Agreements with Named Executive Officers

2007 Employment Agreement with Mitchell Feiger.  On December 14, 2007, we entered into an employment agreement with Mitchell Feiger, the Company’s President and Chief Executive Officer, which replaced his prior employment agreement with the Company dated March 19, 2003.  The provisions of the 2007 employment agreement are described in the following paragraphs. We entered into an amended and restated employment agreement with Mr. Feiger on December 5, 2008.  The provisions of the 2008 employment are substantially similar to the provisions of the 2007 employment, except as described below under “2008 Employment Agreement with Mr. Feiger.”

Mr. Feiger’s 2007 employment agreement provides for a three-year term that is extended by one day on a daily basis (so that the term of the agreement is always three years) unless the Company gives notice that the extensions will cease.  The employment agreement entitles Mr. Feiger to an annual base salary of not less than his current base salary of $629,000.  Under the employment agreement, Mr. Feiger is eligible to earn an annual cash bonus, at target, equal to not less than 60% of his base salary, with the possibility of earning less or more than that amount depending on the level of achievement of performance criteria established by the Company’s Board of Directors or the Organization and Compensation Committee (the “Committee”) of the Company’s Board of Directors.  Mr. Feiger is also eligible to receive discretionary bonuses, if any, as the Board or Committee may award him.

The employment agreement entitles Mr. Feiger to participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank, including but not limited to, payment by the Company of certain club dues and the use of a company car, and to long-term disability coverage and benefits as in effect on the date of the employment agreement, to the extent available at reasonable cost.  The employment agreement also provides that on each December 31st during the term of the agreement (starting December 31, 2007), provided that he is then employed by the Company, Mr. Feiger will receive a fully-vested employer contribution to his account under the Company’s non-stock non-qualified deferred compensation plan in an amount equal to 20% of his base salary then in effect (the “Deferred Compensation Contribution”).

The employment agreement provides that Mr. Feiger is to be considered for annual awards of stock options and/or other stock-based awards under the Company’s Omnibus Incentive Plan, with the expectation that his awards will have a value on the date of grant, at target, equal to 100% of his salary earned for the preceding calendar year.  The mix and terms and conditions of Mr. Feiger’s awards generally will be the same as the awards made at the same time to the other senior officers of the Company.  Each stock option granted to Mr. Feiger will have a term of ten years (or such other period as applies under the terms of stock options granted at the same time to other senior officers) and may be subject to a vesting schedule, provided that any such vesting will continue following an “involuntary termination” (as defined below) of Mr. Feiger’s employment and will accelerate in the event of Mr. Feiger’s death or disability or in the event of a “change in control” (as defined below) if the unvested portion of the stock option would otherwise terminate, in whole or in part, by reason of the change in control.  All stock options which have vested at the time of termination of Mr. Feiger’s employment will remain exercisable for one year (but not beyond the option expiration date), and any stock options that vest following an involuntary termination of Mr. Feiger’s employment will remain exercisable for one year following the vesting date (but not beyond the option expiration date).  Notwithstanding the foregoing, any outstanding stock option awarded to Mr. Feiger (vested or unvested) will be forfeited in the event his employment is terminated for cause or due to specified misconduct on his part under the federal banking laws.

The term “involuntary termination” is defined in the employment agreement to include termination of Mr. Feiger’s employment by the Company (other than for cause or due to death, disability or specified misconduct on his part under the federal banking laws) without his consent, or by Mr. Feiger following a material reduction of or interference with his duties, responsibilities or benefits without his consent or within 90 days after he receives written notice from the Company that the term of the agreement will not be extended (referred to below as a “Non-Extension Termination”), provided that Mr. Feiger has given timely and proper notice to the Company and the Company does not timely cure the circumstances giving Mr. Feiger the right to terminate.

The term “change in control” is defined in the employment agreement to mean the occurrence of any of the following: (i) any person becomes the beneficial owner of 35% or more of the voting stock of the Company or the Bank; (ii) individuals who were directors of the Company on the date of the employment agreement (referred to as the “incumbent board”) cease to represent a majority of the Board of Directors, except to the extent new directors are supported by the incumbent board; (iii) consummation of a reorganization, merger or consolidation of the Company or the Bank, other than, in the case of the Company, a transaction where the Company’s stockholders prior to the transaction hold more than 60% of the outstanding shares of the resulting entity following the transaction, or, in the case of the Bank, a transaction where the Company owns more than 50% of the outstanding securities of the resulting institution; or (iv) consummation of a sale of all or substantially all of the assets of the Company or the Bank or approval by the stockholders of the Company or the Bank of a plan of complete liquidation of the Company or the Bank.

The employment agreement provides that if Mr. Feiger is involuntarily terminated prior to and not in connection with a change in control, then:

(1)
He will receive monthly payments equal to the sum of one-twelfth of his then-current base salary, one-twelfth of the average annual cash incentive bonuses received by him for the two full calendar years preceding the date of termination, and one-twelfth of the amount of the Deferred Compensation Contribution that he otherwise would have received on the next December 31st, based on his then-current base salary. These payments will continue until the end of the agreement’s term unless the involuntary termination is a Non-Extension Termination, in which case the payments will continue for 18 months after the date of termination.

(2)
Mr. Feiger will, for himself, his spouse and his eligible dependents, continue to receive health benefit coverage generally at the Company’s sole cost, other than co-payments and deductibles, and on terms as favorable to him as to other executive officers of the Company, until he becomes eligible for Medicare benefits (and for his spouse until the date that is seven months after he becomes eligible for Medicare benefits).  In the event of Mr. Feiger’s death prior to becoming eligible for Medicare benefits, his surviving spouse and eligible dependents will receive the Company-provided health benefits described above until seven months after the date on which Mr. Feiger would have been eligible for Medicare benefits if he had survived.  After Mr. Feiger becomes eligible for Medicare benefits, he may elect to continue receiving the health benefits described above at his sole cost for the remainder of his lifetime.  This continuation of health benefit coverage is referred to below as the “Post-Employment Health Benefit.”

(3)
Mr. Feiger will receive all other accrued but unpaid amounts to which he is entitled under the agreement, including any unpaid salary, bonus, expense reimbursements and vested employee benefits.  These amounts are referred to below as “Accrued Compensation.”

The employment agreement provides that if Mr. Feiger is involuntarily terminated in connection with or following a change in control, then:

(1)	He will receive any Accrued Compensation and the Post-Termination Health Benefit.

(2)
If the involuntary termination occurs in connection with or within 18 months after a change in control, he also will receive a lump sum amount in cash equal to three times the sum of his then current base salary and target annual bonus (currently 65% of his base salary) plus an acceleration of the annual retirement benefit in an amount equal to the present value of the annual Deferred Compensation Contributions that otherwise would have been credited to Mr. Feiger pursuant to the agreement on each subsequent December 31st until the later of three years after the date of termination of employment or December 31st of the calendar year in which Mr. Feiger would attain age 60.

The employment agreement provides that if Mr. Feiger voluntarily terminates his employment for a reason that does not constitute “involuntary termination,” if the Company terminates Mr. Feiger’s employment after he has been disabled for one year, or if Mr. Feiger’s employment terminates due to death, then in any such case the Company’s only obligations under the agreement will be the payment of any Accrued Compensation and provision of the Post-Employment Health Benefit (to Mr. Feiger’s surviving spouse and eligible dependents, if the termination is due to Mr. Feiger’s death).   Under the employment agreement, if Mr. Feiger’s employment is terminated for cause or for specified misconduct on his part under the federal banking laws, the Company’s only post-termination obligation under the agreement will be the payment of any Accrued Compensation.

The employment agreement imposes non-competition and non-solicitation covenants that will apply for one year following the termination of Mr. Feiger’s employment for any reason.  If Mr. Feiger breaches these covenants following an involuntary termination of his employment, the Company will be entitled to recover any amounts paid to him as a result of that termination.

2008 Employment Agreement with Mr. Feiger.   We entered into an amended and restated employment agreement with Mr. Feiger on December 5, 2008. The terms of the amended and restated employment agreement are substantially similar to the 2007 employment agreement described above. The new employment agreement does, however, include provisions intended to ensure that payments under the agreement comply with the requirements of tax code section 409A (including when applicable a delay of six months in the payment of the severance benefits), executive compensation limitations under the TARP program and that acceleration of annual retirement benefit will occur upon a change in control, regardless of whether Mr. Feiger’s employment is terminated in connection with the change in control.

For estimates of the amounts that would have been payable to Mr. Feiger under in the event his employment had terminated or a change in control had occurred on December 31, 2008 see “Potential Payments Upon Termination of Employment or Change in Control.”

Employment Agreement with Burton J. Field. At the outset of 2008, the Bank had an employment agreement with Burton J. Field.  This agreement was entered into by Manufacturers Bank, Old MB Financial’s wholly owned subsidiary, with Mr. Field in September 1999, and was assumed by the Bank in November 2001 following the MB-MidCity Merger. The agreement provided for a three-year term which is extended by one year on an annual basis, unless the Bank gives notice that the term will not be extended. The agreement entitled Mr. Field to an annual base salary of not less than $400,000, performance-based and discretionary bonuses, if any, as may be declared by the Bank’s Board of Directors. The agreement also entitled Mr. Field to participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank, and provided for the payment by the Bank of certain club dues and the use of a company car. In addition, the agreement entitled Mr. Field to six weeks’ vacation per year at full pay and ten weeks’ vacation per year at half pay. The employment agreement also provided severance and change in control related benefits which differed from those provided to the Company’s other executive officers (except Mr. Feiger) under the change in control severance and tax gross-up agreements described below.

During 2008, the Company gave notice to Mr. Field ceasing the automatic renewal feature in employment agreement and entered into a new employment agreement with Mr. Field. The term of the new agreement is three years ending September 1, 2011. The new employment agreement reflects Mr. Field’s current annual salary of $458,720, and otherwise continues the provisions noted above relating to bonuses, fringe benefits and vacation. Under the new employment agreement, if Mr. Field's employment is involuntarily terminated by the Bank during the term of his agreement, then:

(1)
through the remainder of the term of the agreement, or if greater, 12 months, he will receive monthly payments equal to 1/12th of his average annual salary actually earned by him during the preceding 24 months plus 1/12th of the average annual amount of cash bonuses actually earned during the two full fiscal years preceding the date of termination; and

(2)
he and his spouse (upon her attainment of age 65 or the then current Medicare eligibility age) will for the remainder of their lives be provided with coverage under a Medicare Supplemental Insurance plan and a long term care insurance plan, with the Bank bearing the annual cost of premiums up to $25,000 (to be reduced to $12,500 upon the death of Mr. Field or his spouse) (the “Continued Health Benefits”);

The term “involuntary termination” is defined to include termination of employment by the Bank (other than for cause or due to death, disability, retirement or specified misconduct on his part under the federal banking laws) without Mr. Field’s consent or by Mr. Field following a material reduction of or interference with his duties, responsibilities or benefits without his consent.

If Mr. Field voluntarily terminates his employment for a reason that does not constitute “involuntary termination” for purposes of the agreement, then the Bank will be obligated for Mr. Field’s salary and benefits through the date of termination, at the time such payments are due. The Bank also will obligated for a final annual cash bonus payable on the termination date in an amount consistent with the Bank’s year-end bonus practices, with the Board of Directors of the Bank taking into consideration the portion of the year elapsed prior to termination. In addition, Mr. Field will be entitled to the Continued Health Benefits. If Mr. Field’s employment terminates due to death, his estate or other designated beneficiary will receive continued payments of his salary through the last day of the calendar month in which he dies, and a prorated cash bonus in an amount consistent with the Bank’s year-end bonus practices. If Mr. Field’s employment terminates for cause, the Bank will have no further obligations to him under the agreement other than providing the Continued Health Benefits.

Mr. Field’s agreement contains a covenant not to compete with the Bank following his termination of employment in a specified area of the State of Illinois for a period of one year.

The employment agreement also contains provisions intended to comply with the provisions of tax code section 409A and provides that he will also be party to a change in control severance agreement and tax gross-up agreement as described below. Finally, Mr. Field entered into a letter agreement with the Company agreeing to the limitations and restrictions on executive compensation under the TARP program.

Change in Control Severance Agreements.  The Bank has entered into Change in Control Severance Agreements with its executive officers (other than Mr. Feiger), including Ms. York and Messrs. Panos, Field and FitzGibbon.  The form of the Change in Control Agreement with these executive officers was most recently updated on December 5, 2008.  Each agreement is for a three-year term, which is automatically extended for one year on each anniversary of the agreement (so that the agreement has a three-year term following the extension).

Each agreement provides that if a change in control of the Company or the Bank occurs, and within 24 months thereafter the executive’s employment is involuntarily terminated without just cause or the executive voluntarily terminates his or her employment for good reason, he or she will be entitled to receive the following severance benefits:

(1)	a lump sum amount in cash equal to the executive’s annual base salary multiplied by two;

(2)	a lump sum amount in cash equal to the executive’s average annual bonus over the last two complete fiscal years multiplied by two;

(3)	immediate vesting of all of the executive’s benefits under all non-qualified retirement plans of the Bank and its affiliates in which the executive participates; and

(4)
continuation of health, dental, long-term disability and group term life insurance coverage at the same premium cost to the executive until the second anniversary of the executive’s termination date, subject to earlier discontinuation if the executive receives substantially similar benefits from a subsequent employer.

In addition, the executive will be entitled to the severance benefits described above if: (1) within 24 months after a change in control of the Company or the Bank, a successor to the Bank fails to assume the Bank’s obligations under the agreement; (2) within 24 months after a change in control of the Company or the Bank, the Bank or any successor to the Bank breaches any provision of the agreement; or (3) the executive’s employment is involuntary terminated without just cause within six months prior to a change in control that occurs during the term of the agreement and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in a change in control or (2) the executive reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

The term “good reason” is defined to include a specified reduction in the executive’s annual base salary and bonus opportunity or duties, significant diminution in position, authority or responsibilities or a required relocation.

The definition of the term “change in control” contained in their change in control severance agreements is the same as the definition of that term in Mr. Feiger’s employment agreement as described above, except that, consistent with the original terms of these change in control severance agreements for Ms. York and Messrs. Panos and FitzGibbon, a reorganization, merger or consolidation involving the Company will constitute a change in control if the Company’s stockholders following the transaction own less than 70% (compared to 60% in Mr. Feiger’s new employment agreement) of the outstanding shares of the resulting entity following the transaction.  The definition of “change in control” in Mr. Field’s change in control severance agreement is identical to the definition of that term in Mr. Feiger’s new employment agreement.

The change in control severance agreements entered into in December 2008 also contain provisions intended to cause payment of any benefits under the agreement to comply with tax code section 409A (including when applicable a delay of six months in the payment of the severance benefits) and any applicable executive compensation limitations under the TARP program.

Tax Gross Up Agreements.  Prior to 2008, the Company had entered into tax gross up agreements with each of its executive officers.  The form of the tax gross up agreement was most recently updated on December 5, 2008.  Each tax gross up agreement provides that if the executive becomes entitled to receive payments or benefits in connection with a change in control, whether under his or her employment or change in control severance agreement, as applicable, or otherwise, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, the executive generally will be paid an additional amount (referred to as a “gross up payment”) that will offset on an after tax basis, the effect of any excise tax consequently imposed upon him or her under Section 4999 of the Internal Revenue Code, provided the payments subject to the excise tax exceed a certain threshold amount.  The term “change in control” is defined generally a change in ownership of the Company or a significant financial institution subsidiary of the Company triggers the applicability of Section 280G and 4999.

Potential Payments Upon Termination of Employment or Change in Control

The following tables summarize the approximate value of the incremental payments and benefits that the named executive officers other than Mr. Santo would have received if (a) the officer’s employment had been terminated on December 31, 2008 under the circumstances shown, including a change in control, or (b) a change in control had occurred on December 31, 2008 and the officer’s employment was not terminated.  The tables exclude (i) amounts accrued through December 31, 2008 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under our 401(k) profit sharing plan, (iii) vested account balances under our nonqualified deferred compensation plans, as described under “Nonqualified Deferred Compensation”, and (iv) already vested equity awards.

The amounts shown in the following tables in scenarios involving involuntary termination of employment reflect the maximum amount that could be payable without violating the prohibitions on the payment of golden parachute payments under the TARP Program as in effect on December 31, 2008.  Where an amount has been limited, the amount of the payment that would have been made in the absence of the TARP Program limitations is set forth in [brackets] immediately below the amount which was reduced.

The following tables (and the preceding discussion) do not reflect the limitation on payments upon departure from the Company for any reason which may be imposed by the ARRA.

Mitchell Feiger

Termination/Change in Control Scenario	Annual Compensation Continuation ($)	Health Coverage Continuation ($)(2)	Accelerated Vesting of Stock Options, and Restricted Stock and Retirement Contributions ($)(4)	Lump Sum Change in Control Severance Amount ($)(5)	Tax Gross Up Payment ($)(6)

If termination for cause occurs	$ -	$ -	$ -	$ -	$ -

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$ -	$ 389,331	$ -	$ -	$ -

If “involuntary termination” under Employment Agreement (not in connection with or after change in control) occurs	$ 2,518,310 (1) $ [2,551,673]	$ 389,331	$ 1,100,537	$ -	$ -

If a change in control but no termination of employment occurs	$ -	$ -	$ 1,949,780	$ -	$ -

If “involuntary termination” under Employment Agreement in connection with or after change in control occurs	$ -	$ 389,331	$ 1,949,780	$ 2,518,310 $ [3,113,550]	$ 1,005,721 $ [2,037,442]

If termination occurs as a result of disability	$ 134,825(3)	$ 389,331	$ 735,922	$ -	$ -

If termination occurs as a result of death	$ -	$ 259,554	$ 735,922	$ -	$ -

(1)
Represents the present value of the maximum amount permitted under the current terms of the TARP program, assuming a discount rate of 2.25%, of the 36 monthly compensation continuation (severance) payments which may be paid to Mr. Feiger under his employment agreement for the applicable period, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”  Assuming a termination on December 31, 2008, the monthly payment amount after applying the TARP limitation would be $75,226.  The amount in brackets reflects the present value of the payments that would be made if the TARP program limitation did not apply.  The monthly payments in that scenario would be $76,186. If the involuntary termination were a “Non-Extension Termination,” (as defined in Mr. Feiger’s employment agreement – see “Employment and Other Agreements with Named Executive Officers–Employment Agreement with Mr. Feiger”), payments would continue only through June 30, 2010, resulting in a present value of total payments, assuming a discount rate of 2.25%, of $1,532,596.

(2)
Represents the approximate cost of providing the “Post-Employment Health Benefit” described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”  Amount shown represents the present value of the aggregate premium payments to be made by the Company, assuming a 5% annual increase in premiums and a discount rate of 2.25%.  If the event of Mr. Feiger’s death, the Company will continue to provide this benefit to Mr. Feiger’s surviving spouse and eligible dependents.

(3)
Represents the present value of the total salary continuation payments payable to Mr. Feiger pursuant to his employment agreement, assuming a discount rate of 2.25% and further assuming that the Board of Directors exercises its right to discontinue these payments six months after it has determined that Mr. Feiger has become entitled to benefits under a disability plan or is otherwise unable to fulfill his duties under the employment agreement.

(4)
The terms of Mr. Feiger’s stock options provide that all unvested options will vest in full in the event his employment is terminated due to disability or death, as well as upon a change in control regardless of his employment status.  The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($27.95).  The terms of Mr. Feiger’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause, as well as upon a change in control regardless of his employment status.  The amount in the table reflects the value of the shares of restricted stock vested and the value of the stock options as a result of the assumed termination/change in control event, based on the $27.95 closing price of our Common Stock on December 31, 2008 (total value of $735,922).  In addition, the $1,949,780 amount in the table under the two change in control scenarios includes the value of the acceleration of Mr. Feiger’s annual retirement benefit under the terms of his employment agreement.

(5)
Represents the maximum lump sum amount which may be paid in compliance with the TARP Program to Mr. Feiger under his employment agreement in the event his employment is “involuntarily terminated” in connection with or following a change in control of the Company, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”  The amount in brackets reflects the amount that would be due to Mr. Feiger if the TARP Program limitations were not applied.

(6)
Represents the maximum tax gross up payment which may be paid in compliance with the TARP Program to Mr. Feiger in the event his employment is involuntarily terminated under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”  The amount in brackets reflects the amount that would be due to Mr. Feiger if the TARP Program limitations were not applied.

Jill E. York

Termination /Change in Control Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 355,994	$ -

If a change of control but no limitation of employment occurs	$ -	$ -	$ 355,994	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 868,302	$ 39,124	$ 355,994	$224,007 [$548,786]

If termination occurs as a result of disability	$ -	$ -	$ 355,994	$ -

If termination occurs as a result of death	$ -	$ -	$ 355,994	$ -

(1)
Represents lump sum amount payable to Ms. York under her change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Ms. York under her change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the Bank, assuming a 5% annual increase in premiums and a discount rate of 2.25%.

(3)
The terms of Ms. York’s stock options provide that all unvested options will vest in full in the event her employment is terminated due to disability, as well as upon a change in control regardless of her employment status.  The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($27.95).  The terms of Ms. York’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause, as well as upon a change in control regardless of her employment status.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination/change in control event, based on the $27.95 closing price of our Common Stock on December 31, 2008.

(4)
Represents the maximum tax gross up payment which may be paid in compliance with the TARP Program to Ms. York in the event her employment is involuntarily terminated under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”  The amount in brackets reflects the amount that would be due to Ms. York if the TARP Program limitations were not applied.

Thomas D. Panos

Termination /Change in Control Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, Disability and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 388,901	$ -

If a change of control but no limitation of employment occurs	$ -	$ -	$ 388,901	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 1,079,141	$ 28,812	$ 388,901	$ -

If termination occurs as a result of disability	$ -	$ -	$ 388,901	$ -

If termination occurs as a result of death	$ -	$ -	$ 388,901	$ -

(1)
Represents lump sum amount payable to Mr. Panos under his change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Mr. Panos under his change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the bank, assuming a 5% annual increase in premiums and a discount rate of 2.25%.

(3)
The terms of Mr. Panos’ stock options provide that all unvested options will vest in full in the event his employment is terminated due to disability, as well as upon a change in control regardless of his employment status.  The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($27.95).  The terms of Mr. Panos’ restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause, as well as upon a change in control regardless of his employment status.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination/change in control event, based on the $27.95 closing price of our Common Stock on December 31, 2008.

(4)
Based on the amounts shown in the table, no tax gross up payment would be payable to Mr. Panos under his tax gross up agreement.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Burton J. Field

Termination /Change in Control Scenario	Annual Compensation Continuation ($)	Health Coverage Continuation ($)(2)	Accelerated Vesting of Stock Options and Restricted Stock ($)(3)	Lump Sum Change in Control Amount ($)(4)	Tax Gross Up Payment ($)(5)

If termination for cause occurs	$ -	$ -	$ -	$ -	$ -

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$ -	$ 193,386	$65,835	$ -	$ -

If “involuntary termination” under Employment Agreement (not in connection with or after change in control) occurs	$1,371,837(1)	$ 193,386	$ 65,835	$ -	$ -

If change in control but no termination of employment occurs	$ -	$ -	$ 65,835	$ -	$ -

If “involuntary termination” under Employment Agreement in connection with or after change in control occurs	$ -	$ 193,386	$ 65,835	$1,053,246	$ -

If termination occurs as a result of death	$ -	$ 96,693	$ 65,835	$ -	$ -

(1)
Represents the present value, assuming a discount rate of 2.25%, of the total compensation continuation payments which are payable monthly to Mr. Field under his employment agreement for the applicable period, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Burton J. Field.”  Assuming a termination on December 31, 2008, the monthly payment amount would be $44,209.

(2)
Represents the approximate cost of providing the “Continued Health Coverage” described under “Employment Agreements with Named Executive Officers-Employment Agreement with Burton J. Field.”  As explained in greater detail under that section, the “Continued Health Coverage” is basically comprised of (i) lifetime coverage of continued health benefits for Mr. Field and continued coverage for his spouse through age 65 (Mr. Field attained age 65 in October 2000); (ii) lifetime coverage of continued premium payments by the Bank on long-term care insurance policies maintained for Mr. Field and his spouse; and (iii) lifetime coverage under a Medicare Supplemental Insurance Plan starting at age 65 for Mr. Field and his spouse; provided, however, that the annual costs to the Bank under (ii) and (iii) are not to exceed $25,000 (or $12,500 upon the death of Mr. Field or his spouse).   The amount shown in the table represents the aggregate present value of the portion of the premium payments to be made by the Bank, assuming a 5% annual increase in premiums and a discount rate of 2.25%, and, in the case of the Continued Health Coverage benefit, using a life expectancy of 11 years, starting at age 73.

(3)
The terms of Mr. Field’s stock options provide that all unvested options will vest in full in the event his employment is terminated due to disability or death, as well as upon a change in control regardless of his employment status.  The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($27.95), no acceleration value for stock options is reflected in the amount in the table for those termination/change in control scenarios.  The terms of Mr. Field’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause, as well as upon a change in control regardless of his employment status.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination/change in control event, based on the $27.95 closing price of our Common Stock on December 31, 2008.

(4)
Represents lump sum amount payable to Mr. Field under his employment agreement in the event his employment is “involuntarily terminated” in connection with or following a change in control of the Company, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Burton J. Field.”

(5)	Represents tax gross up payment payable to Mr. Field under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Thomas P. FitzGibbon, Jr.

Termination /Change in Control Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, Disability and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 109,238	$ -

If a change of control but no limitation of employment occurs	$ -	$ -	$ 109,238	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 604,992	$ 27,708	$ 109,238	$ -

If termination occurs as a result of disability	$ -	$ -	$ 109,238	$ -

If termination occurs as a result of death	$ -	$ -	$ 109,238	$ -

(1)
Represents lump sum amount payable to Mr. FitzGibbon under his change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Mr. FitzGibbon under his change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the bank, assuming a 5% annual increase in premiums and a discount rate of 2.25%.

(3)
The terms of Mr. FitzGibbon’s stock options provide that all unvested options will vest in full in the event her employment is terminated due to disability, as well as upon a change in control regardless of his employment status.  The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($27.95).  The terms of Mr. FitzGibbon’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause, as well as upon a change in control regardless of his employment status.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination/change in control event, based on the $27.95 closing price of our Common Stock on December 31, 2008.

(4)
Based on the amounts shown in the table, no tax gross up payment would be payable to Mr. FitzGibbon under his tax gross up agreement.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Organization and Compensation Committee Report
and
Certification Pursuant to the TARP Capital Purchase Program

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Organization and Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

Submitted by the Organization and Compensation Committee of the Company’s Board of Directors:

Karen J. May, Chairperson
James N. Hallene
Richard J. Holmstrom

Organization and Compensation Committee Interlocks and Insider Participation

No member of the Organization and Compensation Committee is a current or former officer or employee of the Company or any of the Company’s subsidiaries.  None of our executive officers has served on the board of directors or the compensation committee of any other entity that had an executive officer serving on our Board of Directors or on the Organization and Compensation Committee of our Board of Directors.  During 2008, we had various ordinary course lease banking transactions with a company, and an affiliated entity, of which Organization and Compensation Committee Chair Karen J. May is an executive officer.  See “Certain Transactions.”

DIRECTOR COMPENSATION

For 2008, the fees paid to our directors for meeting attendance were as follows (no increases occurred in 2008):

•	a fee for each regular Board meeting attended of $3,000;
•	a fee for each special Board meeting attended of $1,500;
•	a fee for each committee meeting attended of $1,000; and
•	a fee for each Executive Loan Committee meeting attended of 1,000.

For 2008, the annual retainers paid were as follows (no increases occurred in 2008):

•	Board members (other than the Chairman), $26,000;
•	the Chairman of the Board, $50,000;
•	the Compliance and Audit Committee chairperson, $5,000; and
•	the Organization and Compensation Committee chairperson, and the Nominating and Corporate Governance Committee chairperson, each $3,500.

All fees earned by our Company directors for 2008 could be deferred into our Stock Deferred Compensation Plan or Non-Stock Deferred Compensation Plan, described under “Nonqualified Deferred Compensation.”  Up to 70% of fees not deferred could, in lieu of cash, be paid in five-year, immediately exercisable options to purchase Common Stock granted under our Omnibus Incentive Plan and up to 100% of fees not deferred could be paid in shares of restricted stock granted under the Omnibus Plan that vest on the first anniversary of the grant date.  Grants of stock options and restricted stock in lieu of director fees are made on the last business day of each calendar quarter.

Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each director, who is not also a named executive officer, who served on our Board of Directors in 2008.  During 2008, Messrs. Feiger and Santo did not receive any compensation for service on our Board of Directors while employed by the Company.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Award(s) ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

David P. Bolger	-	31,941	35,500	-	-	-	67,441
Robert S. Engelman, Jr. (1)	63,000	-	-	-	-	-	63,000
Charles J. Gries	94,333	-	-	-	-	-	94,333
James N. Hallene	-	23,473	65,450	-	-	-	88,923
Thomas H. Harvey	88,000	-	-	-	-	-	88,000
Patrick Henry	66,667	-	-	-	-	-	66,667
Richard J. Holmstrom	22,800	-	53,200	-	-	-	76,000
Karen J. May	52,125	-	17,375	-	-	-	69,500
Ronald D. Santo (5)	6,000	-	-	-	-	-	6,000

(1)
Mr. Engelman, a former Chief Executive Officer of one of the Company’s predecessors, receives a fixed annual lifetime retirement benefit of $225,000 pursuant to his supplemental executive retirement plan with the Bank.  Pursuant to his employment agreement entered into in October 1998, Mr. Engelman also receives lifetime health benefits for himself and his dependents, provided that Mr. Engelman reimburses the Company for the COBRA premium, and lifetime coverage under a Medicare Supplemental Insurance Plan.  See “Certain Transactions”.

(2)
Includes amounts deferred under our stock and non-stock deferred compensation plan, as follows: Mr. Engelman - $63,000 in non-stock deferred compensation plan; Mr. Gries - $94,333 in stock deferred compensation plan; and Ms. May $52,125 in stock deferred compensation plan.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123R, of restricted stock granted under the Omnibus Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.  The restricted stock grants for which expense is shown in the table include grants in 2008 for director fees in lieu of cash of 1,290 shares to Mr. Bolger and 1,008 shares to Mr. Hallene, which had grant date fair values calculated in accordance with FAS 123R of $35,500 and $28,050, respectively. These 2008 restricted stock grants to Messrs. Hallene and Bolger were the only shares of restricted stock held by these directors as of December 31, 2008.

(4)
Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123R of stock options granted under the Company’s Omnibus Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.  The option grants for which expense is shown in the table include grants in 2008 for director fees in lieu of cash to Messrs. Bolger, Hallene, and Holmstrom and Ms. May for 9,157, 16,647, 13,547 and 4,441 shares, respectively, which option awards vested immediately upon grant.  As of December 31, 2008, total shares underlying stock options held by the directors were as follows: Mr. Bolger – 18,093 shares; Mr. Gries – 2,550 shares; Mr. Hallene – 39,304 shares; Mr. Henry – 13,142 shares; Mr. Holmstrom – 35,513 shares; Ms. May – 10,632 shares; and Mr. Santo – 118,143.

(5)	Mr. Santo retired as an executive officer of the Company on September 19, 2008. The amount shown in the table was paid to Mr. Santo for his service as director after that date.

CERTAIN TRANSACTIONS

Related Party Transactions Policy

Our Code of Ethics and Conduct, which is applicable to all of our directors, officers and employees, contains a specific policy concerning the review, approval and monitoring of transactions directly or indirectly involving “related parties” (directors, executive officers, beneficial owners of more than 5% of the outstanding shares of our Common Stock and any immediate family members of these persons) and the Company.  The policy covers any transaction or series of similar transactions where the amount involved is expected to exceed $10,000 in any calendar year, excluding transactions of the type which would not require disclosure in our proxy statement under SEC rules (without regard to the amount involved) as well as any loan to a related party made in compliance with our policy on loans to affiliates or any deposit or other customer relationship in the ordinary course of our business that is at arms-length and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Under the policy, related party transactions must be approved or ratified by the Nominating and Corporate Governance Committee of our Board of Directors.  The policy provides that the Nominating and Corporate Governance Committee should consider the following factors, among any others it deems appropriate, in making a decision whether to approve or ratify a transaction: (1) the extent of the related party’s interest in the transaction, (2) if applicable, the availability of other sources of comparable products or services, (3) whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the fairness and expected benefits of the transaction to the Company, (5) the aggregate value of the transaction and (6) in the case of a transaction involving a director of the Company, whether the transaction would impair the independence of the director.

A director may not participate in any discussion or approval by the Nominating and Corporate Governance Committee of any related party transaction with respect to which he or she is a related party, but must provide to the Nominating and Corporate Governance Committee all material information reasonably requested concerning the transaction.  If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.  Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, must review and assess ongoing relationships with the related party to see that they are in compliance with any such guidelines and that the related party transaction remains appropriate.

A copy of our Code of Conduct and Ethics is available on our website, www.mbfinancial.com, by clicking “Investor Relations”, “Corporate Governance” and then “Governance Documents”.

Transactions

Our directors and executive officers and their affiliates were customers of and have had transactions with the Bank.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to make loans, transactions in repurchase agreements and certificates of deposit and other depository relationships were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Loans outstanding to our executive officers and directors, including companies in which they have management or ownership control, at December 31, 2008, were approximately $635,000.

The largest relationship to a single director or executive officer at December 31, 2008 totaled $635.000.  The longest maturity date on a loan to a director or executive officer was 27 years.  Interest rates on director or executive officer loans were 5.875% for fixed rate loans and Prime less 55 basis points on adjustable rate loans.  These terms are consistent with the terms offered to other customers with similar risk characteristics.

In addition to the lending relationships described above, as part of its ordinary course lease banking activities, LaSalle Systems Leasing, Inc., a subsidiary of the Bank, has entered into various equipment lease transactions with Altria Corporate Services, Inc. (“Altria Corporate Services”) and Kraft Foods, Inc. (“Kraft”), each a subsidiary of Altria Group, Inc. and with Combined Insurance Company (“Combined Insurance), a subsidiary of Aon Corporation. During the first quarter of 2007, Altria Corporate Services spun off its entire interest in Kraft.  Company Director Karen J. May is an executive officer of Kraft and Director David P. Bolger is a former executive officer of Aon Corporation.  Neither Ms. May nor Mr. Bolger has had any direct or indirect involvement with these transactions and neither has received any direct or indirect compensation or other benefits from these transactions.  All transactions were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of default or present other unfavorable features.  These transactions include both direct finance leases and operating leases.  The aggregate remaining rent payments owed at December 31, 2008 were approximately $420,000 for Altria Corporate Services and Kraft and approximately $38,000 for Combined Insurance.

James Field, the son of Company Vice President and President of Lease Banking for the Bank, Burton J. Field, is a member of the law firm of Field & Goldberg, LLC, which the Company utilizes for certain legal services.  Fees paid by the Company to this law firm during 2008 totaled $211,179.

Company Director Robert S. Engelman, Jr., who served as Chairman of the Board of Directors of Old MB Financial prior to the MB-MidCity Merger and as President and Chief Executive Officer of Old MB Financial (then known as Avondale Financial Corp.) from January 1993 until February 1999, receives a fixed annual lifetime retirement benefit of $225,000 pursuant to his supplemental executive retirement plan with the Bank.  Pursuant to his employment agreement entered into in October 1998, Mr. Engelman also receives lifetime health benefits for himself and his dependents, provided that Mr. Engelman reimburses the Company for the COBRA premium.  Mr. Engelman’s son, Christopher Engelman, is a director of wealth management for the Bank and a managing director of Cedar Hill Associates, LLC, an asset management firm in which the Bank purchased an 80% interest in April 2008.  Cash compensation paid to Christopher Engelman in 2008 totaled $141,667.

Company Director Ronald Santo, who retired as Group President of MB Financial Bank in September 2008, receives lifetime coverage of continued premium payments by the Bank on long-term care insurance policies maintained for him and his spouse pursuant to the employment agreement he had with the Bank.  Additionally, Mr. Santo and his spouse receive lifetime coverage under a Medicare Supplemental Insurance Plan provided that the annual costs to the Bank are not to exceed $25,000.  These payments for 2008 are reflected in the Summary Compensation Table (see footnote 8).

Mitchell Feiger serves on the Board of Directors of Calamos Asset Management, Inc. (“Calamos”).  MB Financial Bank has entered into a loan agreement with Calamos Family Partners, Inc., an affiliate of Calamos.  The loan provides financing for the development of a two story office building in Naperville, IL.  All transactions were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of default or present other unfavorable features.   The outstanding balance on the loan as of December 31, 2008 was $6.5 million.

PROPOSAL II.  APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY’S CHARTER TO LOWER CERTAIN SUPERMAJORITY VOTE REQUIREMENTS

Overview

At the Meeting, we will propose that stockholders approve amendments to our charter to lower certain supermajority vote requirements.  Our charter currently requires the affirmative vote of the holders of at least 80% of the outstanding shares of our Common Stock for each of the following items:

•	the removal of a director for cause;
•	the amendment of our bylaws by stockholders;
•
certain business combinations with beneficial owners of more than 14.9% of the outstanding shares of our Common Stock, except where the transaction has been approved by a majority of our disinterested directors or certain fair price and procedure requirements have been met;

•
our purchase of any equity security of the Company held by a person beneficially owning 5% or more of the outstanding shares of our Common Stock, except where the price we have paid is not above market value or the transaction falls within other exceptions; and

•	the amendment of certain provisions of our charter.

Our Board of Directors has determined that it would be advisable to amend our charter to lower the vote requirement for each of these items to a simple majority of the outstanding shares of our Common Stock, excluding shares held by the interested stockholder in the case of the items described in the third and fourth bullet points.  In making this determination, the Board considered that, although supermajority voting requirements are designed to protect minority stockholder interests, many investors and others have begun to view supermajority vote provisions as conflicting with principles of good corporate governance because they can, either in appearance or in practice, be viewed as making it more difficult for stockholders to effect change and participate in decisions that are properly within the realm of stockholders under state law.

The proposed amendments were voted on at our last annual meeting of stockholders.  While they received significant stockholder support (with approximately 74.2% of the outstanding shares voting in favor), they did not receive the minimum number of votes required for approval (at least 80% of the outstanding shares of common stock).  For the reasons noted above, the Board is again submitting the proposed amendments to stockholders for their approval.   Each of the proposed amendments is summarized below.

Description of Proposed Amendments

Director Removal. Section D of Article 7 of our charter provides that, subject to the rights of the holders of any class or series of preferred stock or other stock then outstanding (none are currently outstanding), any director or the entire Board may be removed, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (currently limited to our Common Stock), voting together as a single class.  The proposed amendment would lower this 80% threshold to a simple majority of the outstanding shares.  As amended, Section D of Article 7 would continue to provide that directors may be removed only for cause.

Bylaw Amendments.  Article 8 of our charter provides that our bylaws may be amended by our Board of Directors or by the stockholders, upon the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (i.e., our Common Stock), voting together as a single class.   The proposed amendment would lower this 80% stockholder vote threshold to a simple majority of the outstanding shares.

Business Combinations with Greater than 14.9% Stockholders.  Article 9 of our charter provides that certain business combinations (such as mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” require, in addition to any vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors (i.e., our Common Stock), voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person is a greater than 14.9% stockholder of the Company or who is an affiliate of the Company and at any time within the past two years was a greater than 14.9% stockholder of the Company.

The proposed amendment would lower the 80% stockholder vote threshold of Article 9 to a simple majority of the outstanding shares of our Common Stock, excluding shares beneficially owned by the interested stockholder.

Repurchases from 5% or Greater Stockholders.  Article 11 of our charter generally prohibits us from acquiring any of our own equity securities from a beneficial owner of 5% or more of our voting stock (i.e., our Common Stock) unless: (i) the acquisition is approved by the holders of at least 80% of our voting stock not beneficially owned by the seller, voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or by a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of our Common Stock and is approved by a majority of the board of directors, including a majority of the disinterested directors.

The proposed amendment would lower the 80% vote threshold of clause (i) to a simple majority of the outstanding shares of our Common Stock not beneficially owned by the seller.

Amendment of Certain Charter Provisions. Our charter generally may be amended upon approval by our Board of Directors and the holders of a majority of the outstanding shares of our Common Stock.  Pursuant to Article 14 of our charter, however, the amendment of certain provisions of the charter requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (i.e., our Common Stock).  These include provisions relating to: voting limitations on 14.9% or greater stockholders; a prohibition on stockholder action by written consent; the call of special stockholders’ meetings; the number, classification, election and removal of directors; business combinations with greater than 14.9% stockholders; repurchases from 5% or greater stockholders; indemnification of directors and officers; limitation on liability of directors and officers; and amendments to our charter and bylaws.

The proposed amendment would eliminate the 80% supermajority vote requirement for the noted charter provisions and instead require the approval of the holders of a simple majority of the outstanding shares of our Common Stock to amend these provisions.

Text of Proposed Amendments

The text of each of the proposed amendments is set forth in Appendix A to this proxy statement.  The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.

Vote Required

The affirmative vote of the holders of at least 80% of the outstanding shares of our Common Stock is required to approve this proposal.

Restated Charter

A vote in favor of this proposal will also be deemed to constitute approval of the filing with the Maryland State Department of Assessments and Taxation of a complete amended and restated charter reflecting the proposed amendments.

          The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment of the Company’s charter.

PROPOSAL III.  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As a participant in the TARP Capital Purchase Program, we are required under the ARRA to include in this Proxy Statement and present at the Meeting a non-binding stockholder vote to approve the compensation of our executives, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC.  This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement.  The proposal will be presented at the Meeting in the form of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the Annual Meeting.

As provided under the ARRA, this vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  Nor will it affect any compensation paid or awarded to any executive.  The Organization and Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  Our Board of Directors believes that our compensation policies and procedures achieve this objective, and therefore recommends that stockholders vote FOR this proposal.

PROPOSAL IV.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.   Although stockholder ratification of the appointment of McGladrey & Pullen, LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to stockholders for their ratification at the Meeting as a matter of good corporate practice.  If the stockholders do not ratify the appointment of McGladrey & Pullen LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.  Even if the appointment of McGladrey & Pullen LLP is ratified by the stockholders at the Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

McGladrey & Pullen, LLP served as our independent registered public accounting firm for the year ended December 31, 2008.  Representatives of McGladrey & Pullen, LLP have been invited to be present at the Meeting, and we expect that they will attend.  If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Set forth below is information regarding fees for the various services provided to the Company by McGladrey & Pullen, LLP during 2008 and 2007.

Audit Fees

2008.  McGladrey & Pullen, LLP billed us $479,000 for professional services rendered by it for the audit of our consolidated annual financial statements and review of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, for the audit of the annual financial statements of Vision Investment Services, Inc., a subsidiary of the Company, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and for reviews of a Form S-3 registration statement and certain  Forms 8-K.

2007.  McGladrey & Pullen, LLP billed us $484,750 for professional services rendered by it for the audit of our consolidated annual financial statements and review of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, for the audit of the annual financial statements of Vision Investment Services, Inc., a subsidiary of the Company, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and for reviews of a Form S-8 registration statement and certain  Forms 8-K.

Audit-Related Fees

2008.  McGladrey & Pullen, LLP billed us $30,000 for professional services rendered by it for the December 31, 2007 audit of our 401(k) profit sharing plan.

2007.  McGladrey & Pullen, LLP billed us $35,000 for professional services rendered by it for the December 31, 2006 audit of our 401(k) profit sharing plan.

Tax Fees

2008 and 2007.  McGladrey & Pullen, LLP did not perform any professional services for us that would be considered in the tax fee category during the fiscal year ended December 31, 2008 or 2007.

All Other Fees

2008 and 2007.  McGladrey & Pullen, LLP did not perform any professional services for us that would be considered in the all other fee category during the fiscal year ended December 31, 2008 or 2007.

Pre-Approval Policy

The Compliance and Audit Committee has a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives detailed guidance regarding the specific services that are eligible for general pre-approval and provides the specific cost limits for each such service.  The policy also provides that specific pre-approval of services to be provided by the independent registered public accounting firm will be required if such services have not been generally pre-approved by the Compliance and Audit Committee or if such services exceed specific pre-approved cost limits.  Under the policy, the term of any general pre-approval of services is 12 months from the date of general pre-approval, unless the Compliance and Audit Committee specifically provides for a different period.

In addition, the policy provides that the Compliance and Audit Committee may delegate pre-approval authority to one or more of its members.  Any member or members of the Compliance and Audit Committee to whom such authority is delegated must report any pre-approval decisions to the Compliance and Audit Committee at its next scheduled meeting.  The policy prohibits the Compliance and Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent registered public accounting firm  to the Company’s management.

None of the services provided by the independent registered public accounting firm described above in the fiscal years ended December 31, 2007 and 2008 were approved by the Compliance and Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations.

REPORT OF THE COMPLIANCE AND AUDIT COMMITTEE

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is  responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the financial statements’ conformity with accounting principles generally accepted in the United States of America and annually attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  It is the Compliance and Audit Committee's responsibility to monitor and oversee these processes and procedures.

The Compliance and Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with management and with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm for 2008.  The Compliance and Audit Committee also has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.  Finally, the Compliance and Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen, LLP’s communications with the Compliance and Audit Committee concerning independence as currently in effect, and discussed with McGladrey & Pullen, LLP their independence.  Based upon the review and discussions described in this report, the Compliance and Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Compliance and Audit Committee of the Company’s Board of Directors:

Charles J. Gries, Chairman
David P. Bolger
Richard J. Holmstrom

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes of beneficial ownership with the Securities and Exchange Commission and to furnish us with copies of the reports they file.  Based solely on a review of the reports we received, or written representations from certain reporting persons, we believe that with respect to 2008 all reports were timely filed except for the inadvertent failure to timely report one transaction by each of Director Charles J. Gries and Officer Susan Peterson.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the our proxy materials for the next annual meeting of stockholders, any stockholder proposal for that meeting must be received by the Company’s Secretary at MB Financial Center, 6111 North River Road, Rosemont, Illinois  60018 by November 6, 2009.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), our charter and bylaws and Maryland law.

Our bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in our proxy materials.  In order to be considered for presentation at the next annual meeting, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of our bylaws must be received by the Company's Secretary not earlier than the close of business on December 23, 2009 and not later than the close of business on January 22, 2010.  If, however, the date of the next annual meeting is before April 2, 2010 or after June 21, 2010, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or the day on which public announcement of the date of the next annual meeting is first made by the Company.

FORM 10-K

This Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (excluding exhibits).  To request a copy of the 10-K with exhibits, or to obtain a copy of our 2008 Summary Annual Report, call or write to: Doria L. Koros, Secretary, MB Financial, Inc., 6111 N. River Road, Rosemont, Illinois 60018; tel. (847) 653-1992.  Alternatively, copies of these documents may be obtained from our website, www.mbfinancial.com, by clicking “Investor Relations.”

OTHER MATTERS

The cost of solicitation of proxies will be borne by the Company.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.   We have also retained BNY Mellon Shareowner Services (BNY) to assist in soliciting proxies and have agreed to pay BNY a fee for these services of $6,500, including reasonable expenses.

By Order of the Board of Directors
Mitchell Feiger
President and Chief Executive Officer

Chicago, Illinois
March 6, 2009

APPENDIX A

Set forth below is the text of the proposed amendments to the charter of MB Financial, Inc. (the “Company”) discussed in Proposal II (deletions shown by strikethrough; additions shown by underline):

1.  Section D of Article 7 of the Company’s Charter would be amended to read in its entirety as follows:

“D. Removal. Subject to the rights of the holders of any class or series of Preferred Stock or Other Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.”

2.  Article 8 of the Company’s Charter would be amended to read in its entirety as follows:

“ARTICLE 8. By-laws. The Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. Except as otherwise provided in the By-laws of the Corporation, any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the By-laws of the Corporation by the stockholders.”

3.   Section A of Article 9 of the Company’s Charter would be amended to read in its entirety as follows:

“A. ~~Super-majority~~ Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or by the Charter, and except as otherwise expressly provided in this Section:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”) that is not beneficially owned (as defined in Section C of this Article 9) by the Interested Stockholder in question (after giving effect to the provisions of Article 5 hereof), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

A -1

The term “Business Combination” as used in this Article 9 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 9.”

In addition, the heading in Section B of Article 9 of the Company’s Charter would be changed from “B. Exception to Super-majority Voting Requirement” to “B. Exception to Voting Requirement.”

4.  Section A of Article 11 of the Company’s Charter would be amended to read in its entirety as follows:

“A. ~~Super-majority~~ Voting Requirement. Except as set forth in Section B of this Article 11, in addition to any affirmative vote of stockholders required by law or the Charter, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of ~~at least 80%~~a majority of the Voting Stock of the Corporation that is not beneficially owned (for purposes of this Article 11 beneficial ownership shall be determined in accordance with Section F.2(b) of Article 5 hereof) by such Interested Person (after giving effect to the provisions of Article 5 hereof), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class of securities or capital stock) or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article 11 are as set forth in Section C below.”

5.  Article 14 of the Company’s Charter would be amended to read in its entirety as follows:

“ARTICLE 14.  Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation; provided, however~~, that, notwithstanding any other provision of the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Section F of Article 5, Article 7, Article 8, Article 9, Article 11, Article 12 or Article 13;~~ provided, further, that as provided in Article 5, the Board of Directors, with the approval of a majority of the entire Board of Directors and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.”

A -2

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The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

MB FINANCIAL, INC.	Stockholder Meeting to be held on 04/22/09
** IMPORTANT NOTICE **	Proxy Materials Available
Regarding the Availability of Proxy Materials	• Notice and Proxy Statement
• Form 10-K
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

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We encourage you to access and review all of the important
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MB FINANCIAL, INC ATTN: DORIA L. KOROS 6111 N. RIVER ROAD ROSEMONT, IL 60018

Voting items

The Board of Directors recommends a vote
“FOR” the election of all of the nominees
named herein, “FOR” the approval of the
proposed amendment of the Company’s
charter to lower certain supermajority vote
requirements, “FOR” the advisory vote on
executive compensation and “FOR” the
ratification of the appointment of
McGladrey & Pullen, LLP.

1.	The election of the following
         nominees as directors of the Company.
         Each for a three-year term;

01)	David P. Bolger
02)	Robert S. Engelman, Jr.
03)	Thomas H. Harvey
04)	Ronald D. Santo

2.	The approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements.

3.	An advisory (non-binding) vote on executive compensation.

4.	The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.